GMAC Inc.

Certificate of Incorporation

ARTICLE I

The name of the corporation (“Corporation”) is GMAC Inc.

ARTICLE II

The Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801, and its registered agent at this address is The Corporation Trust Company.

ARTICLE III

The Corporation’s purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

A.	The Corporation is authorized to issue 173,397,680 shares of capital stock, of which:

1.	1,454,384 shares are shares of common stock, $0.01 par value per share ("Common Stock"); and

2.	171,943,296 shares are shares of preferred stock, $0.01 par value per share ("Preferred Stock") of which:
•	4,021,764 are designated as Preferred Stock, Series A ( “GM Preferred Stock”)
•	8,330 are designated as Preferred Stock, Series C
•	5,000,000 are designated as Preferred Stock, Series D-1
•	250,000 are designated as Preferred Stock, Series D-2
•	2,576,601 are designated as Preferred Stock, Series E (“Class E Preferred Stock”)
•	157,500,000 are designated as Preferred Stock, Series F
•	2,576,601 are designated as Preferred Stock, Series G (“Class G Preferred Stock”)

in each case, upon the applicable terms, designations, powers and preferences as set forth in the applicable exhibit to this Certificate of Incorporation.

3.
Each share of Class G Preferred Stock may be issued by the Corporation solely in exchange for or otherwise with respect to a share of Class E Preferred Stock, such that there shall not be more than 2,576,601 shares of Class E Preferred Stock and Class G Preferred Stock in the aggregate issued and outstanding at any one time (other than shares, if any, held by a wholly owned subsidiary of the Company).

B.	From time to time, the Corporation may issue shares of Preferred Stock in one or more series, and the Board is hereby authorized to fix:

1.
The voting rights (if any), designations, powers, preferences, and the relative, participating, optional, or other rights (in each case, if any), and the qualifications, limitations, or restrictions of any unissued series of Preferred Stock, provided that approval by the affirmative vote, or the consent, of the holders of at least a majority of the outstanding Common Stock (the “Majority Holders”), including at least two holders of the outstanding Common Stock, is required for the Corporation to authorize or issue Preferred Stock if any such Preferred Stock would rank senior to the Common Stock with respect to dividends or distributions (including upon any sale or liquidation of the Corporation), provided further that the Board is authorized to issue up to 3,000,000 shares of GM Preferred Stock without obtaining such stockholder approval.

2.	The number of shares constituting any such series of Preferred Stock, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

C.
Except as otherwise provided by Law (as defined in the Bylaws of the Corporation (“Bylaws”)), or pursuant to any Certificate of Designations designating the rights, powers and preferences of any series of Preferred Stock, the holders of the outstanding Common Stock (i) have the exclusive right to vote for the election of directors and for all other purposes and (ii) vote together as a single class.  Each share of Common Stock has one vote.

ARTICLE V

A.	The number of directors of the Corporation will be determined in the manner stated in the Bylaws.

B.	Election of directors of the Corporation need not be by written ballot, unless and to the extent required by the Bylaws.

ARTICLE VI

The Bylaws may be amended, changed, altered or repealed as set forth in the Bylaws.  To the extent set forth in the Bylaws, the Board shall have the ability to amend, change, alter and repeal the Bylaws.

ARTICLE VII

A.           In addition to any requirements under applicable law, this Certificate of Incorporation may only be amended by the Board with the prior written approval of the Majority Holders, provided, however, that:

2

1.  Any provision of this Certificate of Incorporation that provides for an approval right of the Majority Holders or any other specific class of holders of capital stock may only be amended, modified or waived with the prior written approval of the Majority Holders or such other specific class of holders;

2.  If any such amendment, modification or waiver would adversely affect in any material respect any stockholder or group of stockholders who have comparable rights under this Certificate of Incorporation disproportionately to the other stockholders having such comparable rights (it being understood no amendment entered into in connection with the compliance by the Corporation with its commitments to the United States Department of the Treasury for purposes of the Corporation’s participation in the Troubled Asset Relief Program shall be deemed to adversely affect in any material respect any stockholder), such amendment,  modification, or waiver shall also require the written consent of the stockholder(s) so adversely affected;

3.  Any amendment that would require any stockholder to contribute or loan additional funds to the Corporation or impose personal liability upon any stockholder shall not be effective against such stockholder without its prior written consent;

4.  Any repeal or amendment of Article VIII shall be prospective only, and shall not adversely affect any limitation on the personal liability, any indemnification right or any insurance coverage of a director of the Corporation existing at the time of such repeal or modification.

5.  No alteration, repeal or amendment, whether by merger, consolidation, combination, reclassification or otherwise, of the preceding Section 1 through this Section 5 shall be made without the prior written approval of the threshold of stockholders specified in such proviso or those specific stockholders relevant to each such Section.  Amendment of this Section 5 shall require the approval of all stockholders.

B.
Notwithstanding anything herein to the contrary, in no event will (i) the merger of the Corporation (with the Corporation as the survivor) or a direct wholly owned subsidiary thereof with each of CB FIM, LLC, FIM CB Holdings, LLC, FIM Coinvestor Holdings I, LLC, CB FIM Coinvestors, LLC and CB FIM Coinvestors I, LLC (each a “FIM Blocker Corp”) (or an exchange by each such FIM Blocker Corp (with either the Corporation or a wholly owned subsidiary of the Corporation) of the FIM Blocker Corp’s shares in the Corporation for new shares in the Corporation, or a similar exchange transaction) or (ii) the merger of the Corporation (with the Corporation as the survivor) or a direct wholly owned subsidiary thereof with Preferred Blocker, Inc., or an exchange of the outstanding 9% cumulative perpetual preferred stock of Preferred Blocker, Inc. for the Class G Preferred Stock, or a similar exchange transaction, in each of cases (i) and (ii) consummated in accordance with Section 2.8 and 12.7 of the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009, in connection with the Corporation’s conversion into a Delaware corporation, be prohibited by, or require any consent of any holder of Common Stock under, this Certificate of Incorporation.

3

C.	All rights, preferences and privileges of whatsoever nature conferred upon stockholders are granted subject to the rights reserved in this Article VII.

ARTICLE VIII

A.
No director shall be liable to the Corporation or any stockholder(s) for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for:

1.	Any breach of such director’s duty of loyalty to the Corporation or its stockholders;

2.	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of Law; or

3.	For any transaction from which such director derived an improper personal benefit.

B.
Except as required by the Delaware General Corporation Law (the “DGCL”), no individual who is a director or an officer, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Corporation, whether that liability or obligation arises in contract, tort or otherwise solely by reason of being a director or an officer or any combination of the foregoing.

C.
No director or officer shall be liable to the Corporation or any stockholder for any act or omission (including any breach of duty (fiduciary or otherwise)), including any mistake of fact or error in judgment taken, suffered or made by such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and which act or omission was within the scope of authority granted to such person; provided that such act or omission did not constitute fraud, willful misconduct, bad faith or gross negligence in the conduct of such person’s office.

D.
To the fullest extent permitted by the DGCL or applicable Law, and to the extent of its assets legally available for this purpose, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (each a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or an officer, or is or was serving at the request of the Corporation as a manager, director, officer, employee, fiduciary or agent of another entity (collectively, the “Indemnified Persons”) from and against any and all loss, cost, damage, fine, expense (including reasonable fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability actually and reasonably incurred by the person in connection with the Proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation.

4

E.
To the fullest extent permitted by applicable Law, the Corporation shall pay in advance or reimburse reasonable expenses (including advancing reasonable costs of defense) incurred by an Indemnified Person who is or is threatened to be named or made a defendant or a respondent in a Proceeding; provided, however, that as a condition to any such advance or reimbursement, such Indemnified Person shall agree that it shall repay the same to the Corporation if such Indemnified Person is finally judicially determined by a court of competent jurisdiction not to be entitled to indemnification under this Article VIII.

F.
The Corporation shall not be required to indemnify a Person in connection with a Proceeding initiated by such Person against the Corporation or any of its subsidiaries if the Proceeding was not authorized by the Board of Directors.  The ultimate determination of entitlement to indemnification of any Indemnified Person shall be made by the Board of Directors in such manner as the Board of Directors may determine.

G.
Any and all indemnity obligations of the Corporation with respect to any Indemnified Person shall survive any dissolution of the Corporation.  The indemnification and other rights provided for in this Article VIII shall inure to the benefit of the heirs, executors and administrators of any person entitled to such indemnification.

H.
The Corporation shall maintain, at its expense, insurance (i) to indemnify the Corporation for any obligations which it incurs as a result of the indemnification of Indemnified Persons under the provisions of this Article VIII, and (ii) to indemnify Indemnified Persons in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VIII.

I.
The Corporation has obtained and fully paid the premium for an extension of the directors’ and officers’ liability coverage of GMAC LLC’s directors’ and officers’ insurance policies in effect as of March 24, 2009 (the “GMAC LLC Policies”) of at least $105 million in coverage in favor of all persons who are or were managers of GMAC LLC on or prior to March 24, 2009 with a claims or discovery period of at least six years from the date the last of the managers of GMAC LLC in office as of March 24, 2009 resigned or otherwise ceased to be a manager (the “End Date”), with respect to any claim related to any period or time at or prior to the End Date from an insurance carrier with the same or better credit rating as the Corporation’s then current insurance carrier with respect to directors’ and officers’ liability insurance (including side A coverage) and fiduciary liability insurance with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under the GMAC LLC Policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a manager of GMAC LLC by reason of him or her serving in such capacity, to the fullest extent permitted by applicable Federal banking law.  In the event that that any claim is brought under any such policy prior to the six-year anniversary of the End Date, such policy shall be maintained until the final disposition thereof.  This covenant is intended to be for the benefit of, and shall be enforceable by, each persons who is or was a manager of GMAC LLC on or prior to March 24, 2009 and their respective heirs and legal representatives.  The rights provided for herein shall not be deemed exclusive of any other rights to which such person is entitled, whether pursuant to law, contract or otherwise.  The Corporation shall pay all reasonable, documented out-of-pocket expenses, including reasonable attorneys’ fees, that may be incurred by any such person in enforcing the indemnity and other obligations provided in this Article VIII.

5

J.
The obligations of the Corporation under paragraphs  H, I, J and K shall not be terminated or modified in such a manner as to adversely affect any person to whom paragraphs H, I, J and K apply without the consent of such affected person (it being expressly agreed that the person to whom paragraphs H, I, J and K apply shall be third party beneficiaries of such paragraphs).

K.
In the event that the Corporation or any of its successors or assigns (i) in a single transaction or a series of related transactions, effects any sale of all or substantially all of the capital stock of the Corporation or all or substantially all of the assets of the Corporation and its subsidiaries, (ii) in a single transaction or a series of related transactions, effects any sale of capital stock of the Corporation possessing the power to elect or appoint a majority of the Board, or (iii) consolidates with or otherwise merges into any other person, then and in each case, proper provision will be made so that the applicable successors, assigns or transferees assume the obligations set forth in paragraphs H, I, J and K.

L.
The rights to indemnification and the payment of expenses incurred in defending any Proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any applicable Law, provision of this Certificate of Incorporation, any other agreement, any vote of stockholders of the Corporation or otherwise.

M.
For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, employees or agents, so that any person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued.  For purposes of this Article, references to “another entity” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a manager, director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such manager, director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

6

N.
Anything herein to the contrary notwithstanding, any indemnity by the Corporation relating to the matters covered in this Article VIII shall be provided out of and to the extent of Corporation assets only and no stockholder of the Corporation shall have personal liability on account thereof or shall be required to make any additional contribution to help satisfy such indemnity of the Corporation.

ARTICLE IX

The name and mailing address of GMAC LLC, as incorporator, is 200 Renaissance Center, Detroit, Michigan 48265-2000.

ARTICLE X

The effective time of this Certificate of Incorporation is 11:59 p.m. on June 30, 2009.

7

In witness whereof, the undersigned, being the incorporator named above, have executed, signed, and acknowledged this certificate of incorporation this 30th day of June, 2009.

GMAC LLC

By: /s/ C.L. Quenneville
Name: C.L. Quenneville
Title:   Secretary

EXHIBITS

Exhibit A–Fixed Rate Perpetual Preferred Stock, Series A

Exhibit B–Preferred Stock, Series C

Exhibit C–Fixed Rate Cumulative Perpetual Preferred Stock, Series D-1

Exhibit D–Fixed Rate Cumulative Perpetual Preferred Stock, Series D-2

Exhibit E–Fixed Rate Perpetual Preferred Stock, Series E

Exhibit F–Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F

Exhibit G–Fixed Rate Cumulative Perpetual Preferred Stock, Series G

EXHIBIT A

FIXED RATE PERPETUAL PREFERRED STOCK, SERIES A

OF GMAC INC.

Section 1.  Designation and Number of Shares. There is hereby created a series of preferred stock designated as the “Fixed Rate Perpetual Preferred Stock, Series A” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 4,021,764.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.

Section 2.    Definitions. The following terms are used in this Exhibit as defined below:

(a)
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, whether through one of more intermediaries, Controls, is Controlled by or is under common Control with such Person, excluding any employee benefit plan or related trust.

(b)	“Blocker Preferred” means the 9% cumulative perpetual preferred stock of Preferred Blocker, Inc. A

(c)	“Board of Directors” means the board of directors of the Issuer.

(d)	“Business Day” means any calendar day other than a Saturday, a Sunday or any other day on which commercial banks in Detroit, Michigan or New York, New York are authorized or required to close.

(e)	“Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(f)
“Calendar Quarter” means any calendar quarter of a calendar year, ending on the last day of each of March, June, September and December.  Each Calendar Quarter shall commence on the day immediately following the last day of the immediately preceding Calendar Quarter.

(g)	“Charter” means the Issuer’s certificate of incorporation, including each certificate of designations adopted with respect thereto.

(h)	“Class C Preferred Stock” means the Issuer’s Preferred Stock, Series C.

(i)	“Class D-1 Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-1.

(j)	“Class D-2 Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-2.

(k)	“Class E Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series E.

(l)	“Class F Preferred Stock” means the Issuer’s Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F.

(m)	“Class G Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series G.

(n)	“Common Stock” means the common stock, par value $0.01 per share, of the Issuer.

(o)
“Company Sale” means a transaction with a third Person that is not an Affiliate of the Issuer or group of third Persons that, acting in concert, do not collectively constitute Affiliates of the Issuer, pursuant to which such Person or Persons acquire, in any single transaction or series of related transactions, (i) all of the outstanding Equity Securities of the Issuer, (ii) all or substantially all of the assets of the Issuer and its Subsidiaries or (iii) Equity Securities of the Issuer authorized and issued following June 30, 2009 and possessing the power to elect or appoint a majority of the Board of Directors (or any similar governing body of any surviving or resulting Person).

(p)
“Control,” “Controlled” or “Controlling” means, with respect to any Person, any circumstance in which such Person is directly or indirectly controlled by another Person by virtue of the latter Person having the power to (i) elect, or cause the election of (whether by way of voting capital stock, by contract, trust or otherwise), the majority of the members of the Board of Directors or a similar governing body of the first Person, or (ii) direct (whether by way of voting capital stock, by contract, trust or otherwise) the affairs and policies of such Person.

(q)
“Dividend Payment Date” means, with respect to each Dividend Period, the date set by the Board of Directors for the payment of dividends on the Designated Preferred Stock applicable to such Dividend Period, which shall be (x) if the last day of the Issuer’s Fiscal Year is December 31, no later than the tenth Business Day following (i) with respect to the first three Fiscal Quarters of each Fiscal Year, the filing (or deliver to stockholders, as applicable) of the Issuer’s quarterly report with respect to such Fiscal Quarter, and (ii) with respect to the fourth Fiscal Quarter of each Fiscal Year, the filing (or delivery to stockholders, as applicable) of the Issuer’s annual report with respect to such Fiscal Year, and (y) if the last day of the Issuer’s Fiscal Year is any day other than December 31, no later than the 45th day following the end of such Dividend Period.

(r)	“Dividend Period” has the meaning set forth in Section 3(a).

(s)	“Dividend Record Date” has the meaning set forth in Section 3(a).

2

(t)
“Entity” means any general partnership, limited partnership, corporation, association, cooperative, joint stock company, trust, limited liability company, business or statutory trust, joint venture, unincorporated organization or Governmental Entity.

(u)
“Equity Securities” means, as applicable, (i) any capital stock, membership or limited liability company interests or other share capital, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests or other share capital or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features, (iv) any share appreciation rights, phantom share rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation, conversion or other reorganization.

(v)	“Fiscal Quarter” means each fiscal quarter of the Issuer and its Subsidiaries.

(w)	“Fiscal Year” means the fiscal year of the Issuer and shall be the same as its taxable year.

(x)
“Governmental Entity” means the United States of America or any other nation, any state, province or other political subdivision, any international or supra national entity, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over the Issuer or any of its Subsidiaries or any of the property or other assets of the Issuer or any of its Subsidiaries.

(y)	“Holder” means any holder of shares of Designated Preferred Stock.

(z)	“Issuer” means GMAC Inc., a Delaware corporation, and any predecessor entities, including GMAC LLC, a Delaware limited liability company.

(aa)
“Junior Stock” means the Common Stock and the Class C Preferred Stock, and each class or series of stock of the Issuer established on or after June 30, 2009, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Designated Preferred Stock and the Parity Stock as to dividend rights or rights upon liquidation, winding-up or dissolution.

(bb)	“LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

3

(cc)	“LLC Conversion” means the conversion of GMAC LLC into a corporation on June 30, 2009 through a statutory conversion.

(dd)
“Liquidation Amount” means, with respect to each share of Designated Preferred Stock, $1,000, as reduced by the aggregate amount of any distributions made by the Issuer with respect to such share of Designated Preferred Stock prior to any date of determination with respect to such share of Designated Preferred Stock under, or in respect of, a dissolution of the Issuer.

(ee)	“Liquidation Preference” has the meaning set forth in Section 4(a).

(ff)	“Management Company” means GMAC Management LLC, a Delaware limited liability company.

(gg)
“Parity Stock” means (i) each class or series of Preferred Stock established by the Issuer after June 30, 2009, the terms of which expressly provide that such class or series will rank on a parity with the Class D-1 Preferred Stock, the Class D-2 Preferred Stock, the Class E Preferred Stock,  the Class F Preferred Stock, the Class G Preferred Stock and the Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively); (ii) the Class D-1 Preferred Stock; (iii) the Class D-2 Preferred Stock; (iv) the Class E Preferred Stock (v) the Class F Preferred Stock; and (vi) the Class G Preferred Stock.

(hh)	“Person” means any individual or Entity.

(ii)	“Plan of Conversion” means the plan of conversion of GMAC LLC into GMAC Inc., dated as of June 30, 2009.

(jj)	“Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(kk)
“Ratings Agencies” means, collectively, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.,  and Fitch Ratings, and, in each case, any successor.

(ll)
“Replacement Capital Covenant Agreement” means the Replacement Capital Covenant Agreement, dated November 30, 2006, made by the Issuer in favor of and for the benefit of the debt holders named therein.

(mm)
“Required Capital Amount” means the minimum amount of equity capital of the Issuer sufficient to satisfy (a) the requirements of the Bank Holding Company Act of 1956, as amended, (b) the requirements of other applicable banking regulations, and (c) the requirements of the Board of Governors of the Federal Reserve System.

4

(nn)	“Subsidiary” means, with respect to any Person, any other Person of which a majority of the voting interests is owned directly or indirectly by such Person.

Section 3.  Dividends.

(a)           Rate.  Holders of Designated Preferred Stock shall receive, on each share of Designated Preferred Stock dividends with respect to each Dividend Period (as defined below) at a rate of 10% per annum on the Liquidation Amount of such share of Designated Preferred Stock (the “Dividend Amount”), accruing on a daily basis, paid in cash, except as otherwise may be permitted pursuant to Section 3(e); provided that the Board of Directors may reduce any such dividend to the extent required to avoid a reduction of the equity capital of the Issuer below the Required Capital Amount, as determined in good faith by the Board of Directors.  Dividends on the Designated Preferred Stock shall be non-cumulative, and if any dividend is reduced by the Board of Directors pursuant to the preceding proviso or Section 3(b) below, the amounts not paid by the Issuer to the Holders of Designated Preferred Stock shall not be considered accrued.

Such dividends shall begin to accrue from April 1, 2009 and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the Dividend Payment Date relating to the second Calendar Quarter of 2009. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. Each Calendar Quarter shall be a “Dividend Period,” commencing with the second Calendar Quarter of 2009.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer either immediately prior to such Dividend Payment Date or, if applicable, on the record date set by the Board of Directors with respect to such dividend, which shall be a date not more than seventy calendar days prior to the Dividend Payment Date (each, a “Dividend Record Date”).  If no Dividend Record Date is affirmatively fixed by the Board of Directors, the date on which the resolutions of the Board of Directors declaring such dividend shall be the Dividend Record Date.  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of this Exhibit).

(b)           Suspension of Dividends.  Subject to the consent of the Holders of a majority of outstanding shares of Designated Preferred Stock, the Board of Directors may suspend the payment of the Dividend Amount with respect to any one or more Dividend Periods.

(c)           Priority of Dividends. In the event that the Issuer fails to pay the full Dividend Amount with respect to any Dividend Period, then the Issuer shall not pay any dividends or make any distributions to any Junior Stock (other than, for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC as provided in Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion) until such time as the Issuer has paid the full Dividend Amount with respect to a subsequent Dividend Period.
5

 (d)          Notice of Dividends. The Issuer shall use its commercially reasonable efforts to give written notice to each Holder at least three Business Days prior to any dividend paid pursuant to Section 3.1(a).

(e)           Non-Cash Dividends. With the consent of the Holders of a majority of the outstanding shares of Designated Preferred Stock, the Issuer shall be allowed to distribute property consisting of assets other than cash to Holders of shares of Designated Preferred Stock; provided that no such consent shall be required in connection with any distribution-in-kind in connection with a distribution upon, or with respect to, a liquidation or dissolution of the Issuer.

Section 4.  Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock held by them, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution (other than, for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC as provided in Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion), payment in full in an amount equal to the sum of (i) the Liquidation Amount per share of Designated Preferred Stock, and (ii) subject to the final sentence of the first paragraph of Section 3(a), the amount of any accrued and unpaid dividends per share of Designated Preferred Stock to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b)           Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity Stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)           Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect to any Parity Stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.
6

(d)           Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5.  Redemption.

(a)           The Designated Preferred Stock shall not be redeemable or repurchaseable by the Issuer, except as set forth in this Exhibit or, with respect to any individual Holder, as otherwise agreed to by the Issuer and such Holder.

(b)            Subject to compliance with the Replacement Capital Covenant Agreement and any other restrictions contained in the terms of any other series of stock as of the date hereof, the Issuer may redeem all or any portion of the shares of Designated Preferred Stock then outstanding, by delivering irrevocable written notice to the Holders (a “Redemption Notice”) not less than thirty calendar days prior to the redemption date fixed by the Issuer and specified in the Redemption Notice (such date, the “Redemption Date”), at a price for each share of Designated Preferred Stock (the “Redemption Value”) that is equal to (i) at any time prior to November 30, 2011, the sum of (A)(1) the Liquidation Amount of such share of Designated Preferred Stock, multiplied by (2) 1.03, plus (B) the then unpaid Dividend Amount with respect to such share of Designated Preferred Stock for the immediately preceding Dividend Period, if any, or (ii) at any time from and after November 30, 2011, the sum of (A) the Liquidation Amount of such share of Designated Preferred Stock, plus (B) the then unpaid Dividend Amount with respect to such share of Designated Preferred Stock for the immediately preceding Dividend Period, if any.  Notwithstanding any other provision in this Section 5 if the redemption of any shares of Designated Preferred Stock pursuant to this Section 5 is to be consummated in connection with a Company Sale, then the Issuer may elect, by giving notice thereof in the Redemption Notice, for such redemption to be contingent on and simultaneous with the consummation of such Company Sale.

(c)           The Issuer shall redeem the shares of Designated Preferred Stock specified in the applicable Redemption Notice on the Redemption Date on a pro rata basis among all Holders and shall pay to each Holder (upon surrender by such Holder at the Issuer’s principal office of the certificate representing the shares of Designated Preferred Stock held by such Holder to be redeemed duly endorsed in blank or to the Issuer, or, if no such certificate has been issued representing such shares, then upon written notice given by such Holder together with an appropriate duly executed assignment of such shares of Designated Preferred Stock) an amount per share of Designated Preferred Stock that is equal to the Redemption Value thereof.  All payments pursuant to this Section 5, shall be made in cash in immediately available funds.  Following any such Redemption Date and the payment of the Redemption Value, the shares of Designated Preferred Stock shall represent the right only to receive the Redemption Value thereof as of such Redemption Date and shall not accrue any Dividend Amounts following such Redemption Date.
7

 (d)           No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred  Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

Section 6.  Conversion. Holders of shares of Designated Preferred Stock shall have no right to exchange or convert such shares into any other securities.

Section 7.  Voting Rights.

(a)           General. The Holders shall not have any voting rights except as set forth below or as otherwise from time to time required by law.  Each Holder shall be entitled to one vote for each share of Designated Preferred Stock held by such Holder with respect to any matter where the separate vote of the Holders is expressly required hereunder or under applicable law.

(b)           Class Voting Rights as to Particular Matters. In addition to any vote or consent required by law or by the Charter or Bylaws, until the earlier of such time that (A) all shares of Designated Preferred Stock are redeemed or repurchased by the Issuer, or have been duly called for redemption and all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the Holders of the shares called for redemption, with a bank or trust company that is not an Affiliate of the Issuer doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, and (B) the Liquidation Amount in respect of all outstanding shares of Designated Preferred Stock has been reduced to zero, the vote or consent of the Holders of at least a majority of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for the Issuer to:

(i)           Authorization or Issuance of Senior Stock and Debt. Authorize or issue any Equity Securities or debt securities of the Issuer that (A) rank senior to the Designated Preferred Stock with respect to dividends or upon a sale or liquidation of the Issuer and (B) in the case of any such debt securities, are accorded the same equity treatment by the Ratings Agencies as the Designated Preferred Stock at the time of the authorization or issuance thereof;

(ii)          Amendment of Designated Preferred Stock. Amend, alter or repeal, whether by amendment, merger, consolidation, combination, reclassification or otherwise, any provision of this Exhibit, the Charter or the Bylaws if such action would amend, alter or affect the powers, preferences or rights of, or limitations relating to, the Designated Preferred Stock in any manner materially adverse to the Holders of Designated Preferred Stock, including any change to Section 3 hereof; or

(iii)         Repurchases of Other Stock.  To the extent that the Issuer has failed to pay the Dividend Amount with respect to the immediately preceding Dividend Period, redeem, purchase or otherwise acquire, directly or indirectly, any Junior Stock or other Equity Securities of the Issuer in any Dividend Period, other than (A) any shares of stock or other Equity Securities of the Issuer or Management Company held by any current or former officer, manager, director, consultant or employee of the Issuer or any of its Subsidiaries (other than shares of the Class E Preferred Stock) or, to the extent applicable, their respective estates, spouses, former spouses or family members, in each case pursuant to any equity subscription agreement, option agreement, members’ agreement or similar agreement or benefit of any kind; (B) shares of Designated Preferred Stock in accordance with the terms hereof or (C) any redemptions, purchases or acquisitions of the Class E Preferred Stock from Preferred Blocker, Inc. in connection with the LLC Conversion (whether such redemptions, purchases or acquisitions are consummated on or after June 30, 2009);
8

The determination of the Holders as to whether to consent to any of the actions described in this Section 7 shall be entitled to be made in the sole discretion of such Holders acting in their own best interests.

 (c)           Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by the Charter and the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8.  Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 9.  Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Exhibit shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands and other communications shall be sent to the notice address for such recipient set forth on the Issuer’s books and records, or to such other notice address as the recipient party has specified by prior written notice to the Issuer.

Section 10.  No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11.  Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.
9

Section 12.  Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the  Charter or the Bylaws, or as provided by applicable law.

Section 13.  Certain Amendments.  In addition to any vote or other approval required by the Charter or Bylaws or applicable law, any amendment, modification or waiver of Section 7(b) or this Section 13 of this Exhibit, whether by amendment, merger, consolidation, combination, reclassification or otherwise, may be made only with the prior approval of the Holders of a majority of the then outstanding Designated Preferred Stock.

Section 14.  Blocker Corp Transactions.  Notwithstanding anything herein to the contrary, in no event will (i) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with each of CB FIM, LLC, FIM CB Holdings, LLC, FIM Coinvestor Holdings I, LLC, CB FIM Coinvestors, LLC and CB FIM Coinvestors I, LLC (each a “FIM Blocker Corp”) (or an exchange by each such FIM Blocker Corp (with either the Issuer or a wholly owned subsidiary of the Issuer) of the FIM Blocker Corp’s shares in the Issuer for new shares in the Issuer, or a similar exchange transaction) or (ii) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with Preferred Blocker, Inc., or an exchange of the outstanding Blocker Preferred for the Class G Preferred Stock, or a similar exchange transaction, in each of cases (i) and (ii) consummated in accordance with Section 2.8 and Section 12.7 of the LLC Agreement in connection with the Issuer’s conversion into a Delaware corporation, be prohibited by the Charter or the terms of this Exhibit or require any consent of any holder of the Designated Preferred Stock.

10

EXHIBIT B

PREFERRED STOCK, SERIES C

OF GMAC INC.

Part 1.  Designation and Number of Shares. There is hereby created a series of preferred stock designated as the “Preferred Stock, Series C” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 8,330.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5.

Section 2.    Definitions. The following terms are used in this Exhibit as defined below:

(a)
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, whether through one of more intermediaries, Controls, is Controlled by or is under common Control with such Person, excluding any employee benefit plan or related trust.

(b)
“Agreed Initial Value” means $14,417,647,059, as adjusted pursuant to Section 3.4 of the Purchase and Sale Agreement dated April 2, 2006, among General Motors Corporation, GM Finance Co. Holdings LLC, GMAC LLC and FIM Holdings LLC.

(c)	“Blocker Preferred” means the 9% cumulative perpetual preferred stock of Preferred Blocker, Inc.

(d)	“Board of Directors” means the board of directors of the Issuer.

(e)	“Business Day” means any calendar day other than a Saturday, a Sunday or any other day on which commercial banks in Detroit, Michigan or New York, New York are authorized or required to close.

(f)	“Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(g)	“Charter” means the Issuer’s certificate of incorporation, including each certificate of designations adopted with respect thereto.

(h)	“Class G Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series G.

(i)
“Common Membership Interests” means membership interests in GMAC LLC having the rights and obligations specified with respect to Common Membership Interests in the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

(j)	“Common Stock” means the common stock, par value $0.01 per share, of the Issuer.

(k)
“Control,” “Controlled” or “Controlling” means, with respect to any Person, any circumstance in which such Person is directly or indirectly controlled by another Person by virtue of the latter Person having the power to (i) elect, or cause the election of (whether by way of voting capital stock, by contract, trust or otherwise), the majority of the members of the Board of Directors or a similar governing body of the first Person, or (ii) direct (whether by way of voting capital stock, by contract, trust or otherwise) the affairs and policies of such Person.

(l)	“Dividend Record Date” has the meaning set forth in Section 3(a).

(m)
“Entity” means any general partnership, limited partnership, corporation, association, cooperative, joint stock company, trust, limited liability company, business or statutory trust, joint venture, unincorporated organization or Governmental Entity.

(n)	“Equity Incentive Plan” means the equity incentive plan adopted by Management Company on November 30, 2006, as it may be amended from time to time.

(o)	“Fiscal Year” means the fiscal year of the Issuer and shall be the same as its taxable year.

(p)
“Governmental Entity” means the United States of America or any other nation, any state, province or other political subdivision, any international or supra national entity, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over the Issuer or any of its Subsidiaries or any of the property or other assets of the Issuer or any of its Subsidiaries.

(q)	“Holder” means any holder of shares of Designated Preferred Stock.

(r)	“Issuer” means GMAC Inc., a Delaware corporation, and any predecessor entities, including GMAC LLC, a Delaware limited liability company.

(s)	“LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

(t)	“Management Company” means GMAC Management LLC, a Delaware limited liability company.

(u)	“Management Units” means the class C membership interests issued by Management Company in one or more series.

(v)	“Person” means any individual or Entity.

(w)
“Tax Amount” means, for each year, the amount of federal, state and local income taxes (net of all tax credits) that would be payable by a New York City individual resident in respect of all income allocated to the holders of Common Membership Interests of GMAC LLC (as reported on the applicable Internal Revenue Service Form Schedule K-1) as determined by the Board of Managers of GMAC LLC or the Board of Directors, as applicable, in good faith, taking into account, for example, a net loss for such resident in a prior year to the extent it offsets income allocable in a current year.

2

(x)
“Total Shareholding” means, with respect to a particular stockholder of the Issuer at any time, the quotient expressed as a percentage obtained by dividing (i) the number of shares of Common Stock or Designated Preferred Stock, as the case may be, held by such stockholder at such time, by (ii) the number of shares of Common Stock and Designated Preferred Stock, in the aggregate, outstanding at such time.

    Section 3.  Dividends.

(a)           General.  Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock, if, as and when declared by the Board of Directors, dividends on a pro rata basis with the Common Stock based on the Total Shareholding of each stockholder of the Issuer that owns Common Stock or Designated Preferred Stock, paid in cash, except as otherwise may be permitted pursuant to Section 3(c); provided that no such dividend on the Designated Preferred Stock shall be made until such time as the Issuer shall have paid dividends on the Common Stock (or distributions on the Common Membership Interests of GMAC LLC) of at least (i) the Agreed Initial Value (taking into account all prior dividends paid by the Issuer on the Common Stock and all prior distributions on the Common Membership Interests since November 30, 2006) plus (ii) an amount equal to a ten percent (10%) per annum compound rate of return (calculated beginning on November 30, 2006)  on the Agreed Initial Value outstanding from time to time after reduction for dividends previously paid by the Issuer on the Common Stock (or distributions previously made on the Common Membership Interests of GMAC LLC since November 30, 2006) (the “Hurdle Rate”); provided further that for the purpose of computing whether the foregoing conditions have been met, distributions with respect to the Common Membership Interests of GMAC LLC shall be disregarded to the extent of the Tax Amount.

To the extent any of the Management Units issued by Management Company are not vested, then that portion of any dividend that would otherwise have been paid to the Holders of the Designated Preferred with respect to that portion of Designated Preferred equivalent to the Management Units that are not vested at such time shall be held by the Issuer and shall not be distributed to the Holders until such time as such Management Units are vested.

Dividends that are payable on Designated Preferred Stock will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the record date set by the Board of Directors with respect to such dividend, which shall be a date not more than seventy calendar days prior to the date such dividend is to be paid (each such date, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of this Exhibit).

3

(b)           Notice of Dividends.  The Issuer shall use its commercially reasonable efforts to give written notice to each Holder at least three Business Days prior to any dividend paid pursuant to Section 3.1(a).

(c)           Non-Cash Dividends.  With the consent of the holders of the majority of the Designated Preferred Stock, the Issuer shall be allowed to distribute property consisting of assets other than cash to holders of shares of Designated Preferred Stock; provided that no such consent shall be required in connection with any distribution-in-kind in connection with a distribution upon, or with respect to, liquidation or dissolution.

Section 4.  Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary,  Holders (with respect to the Designated Preferred Stock that would not be forfeited as a result of such dissolution under the terms of the Equity Incentive Plan) shall be entitled to receive, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer and after any distribution of such assets or proceeds is made to or set aside for the holders of any stock of the Issuer ranking senior to Designated Preferred Stock as to such distribution, any remaining funds or assets of the Issuer remaining for distribution, on a pro rata basis based on the Total Shareholding of each stockholder of the Issuer that owns Common Stock or Designated Preferred Stock (with respect to the Designated Preferred Stock that would not be forfeited as a result of such dissolution under the terms of the Equity Incentive Plan); provided that no such distribution shall be made to the Holders until such time as the holders of the Common Stock (taking into account all prior dividends on the Common Stock or distributions on the Common Membership Interests of GMAC LLC since November 30, 2006) have received a return of their Agreed Initial Value plus the Hurdle Rate; provided further that for the purpose of computing whether the foregoing conditions have been met, distributions with respect to the Common Membership Interests of GMAC LLC shall be disregarded to the extent of the Tax Amount.

(b)           Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the Holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5.  Redemption.

(a)           General.  The Designated Preferred Stock may be redeemed from time to time in accordance with the Equity Incentive Plan.  Notwithstanding anything to the contrary in this Agreement, (i) in the event that any of the Management Units issued by Management Company are forfeited under the Equity Incentive Plan, then Management Company shall forfeit the same number of shares of Designated Preferred Stock to the Issuer, and (ii) in the event that Management Company elects to exercise its rights or is required under the Equity Incentive Plan to repurchase Management Units from a Management Holder, the Issuer will promptly redeem for cash an equal number of shares of Designated Preferred Stock held by Management Company at a redemption price equal to the repurchase price payable by Management Company for such Management Units pursuant to the terms of the Equity Incentive Plan.  Shares of Designated Preferred Stock which are forfeited will be deemed cancelled and not outstanding but may be reissued. Shares of Designated Preferred Stock which are redeemed will be deemed cancelled and not outstanding and shall not be reissued.
4

 (b)           No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred  Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock other than as set forth in the Equity Incentive Plan.

Section 6.  Conversion. Holders of shares of Designated Preferred Stock shall have no right to exchange or convert such shares into any other securities other than as set forth in the Equity Incentive Plan.

Section 7.  Voting Rights. The Holders shall be entitled to 1/20th of one vote per share of Designated Preferred Stock held by such Holder with respect to the election of directors of the Issuer and shall vote together with the Common Stock as a single class pursuant to the same rules and procedures applicable to holders of Common Stock pursuant to the requirements of the Charter, the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Common Stock is listed or traded at the time.

Section 8.  Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 9.  Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Exhibit shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands and other communications shall be sent to the notice address for such recipient set forth on the Issuer’s books and records, or to such other notice address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Section 10.  No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
5

Section 11.  Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 12.  Transferability.  The Designated Preferred Stock may not be transferred without the prior written consent of the Board of Directors of the Issuer.

Section 13.  Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Charter or the Bylaws, or as provided by applicable law.

Section 14.  Blocker Corp Transactions.  Notwithstanding anything herein to the contrary, in no event will (i) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with each of CB FIM, LLC, FIM CB Holdings, LLC, FIM Coinvestor Holdings I, LLC, CB FIM Coinvestors, LLC and CB FIM Coinvestors I, LLC (each a “FIM Blocker Corp”) (or an exchange by each such FIM Blocker Corp (with either the Issuer or a wholly owned subsidiary of the Issuer) of the FIM Blocker Corp’s shares in the Issuer for new shares in the Issuer, or a similar exchange transaction) or (ii) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with Preferred Blocker, Inc., or an exchange of the outstanding Blocker Preferred for the Class G Preferred Stock, or a similar exchange transaction, in each of cases (i) and (ii) consummated in accordance with Section 2.8 and Section 12.7 of the LLC Agreement in connection with the Issuer’s conversion into a Delaware corporation, be prohibited by the Charter or the terms of this Exhibit or require any consent of any holder of the Designated Preferred Stock.

6

EXHIBIT C

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D-1

OF GMAC INC.

Part 1. Designation and Number of Shares.  There is hereby created a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series D-1” (the “Designated Preferred Stock”).  The authorized number of shares of Designated Preferred Stock shall be 5,000,000.

Part 2. Standard Provisions.  The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Exhibit to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions.  The following terms are used in this Exhibit (including the Standard Provisions in Schedule A hereto) as defined below:

(a)           “Common Stock” means the common stock of the Issuer, par value $0.01 per share, of the Issuer.

(b)           “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c)           “Issuer” means GMAC Inc., a Delaware corporation, and any predecessor entities, including GMAC LLC, a Delaware limited liability company.

(d)           “Junior Stock” means the Common Stock and the Class C Preferred Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(e)           “Liquidation Amount” means, with respect to each share of Designated Preferred Stock, $1,000.

(f)           “Minimum Amount” means $1,250,000,000.

(g)           “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).  Without limiting the foregoing, Parity Stock shall include (i) Class A Preferred Stock; (ii) Class D-2 Preferred Stock; (iii) Class E Preferred Stock; (iv) Class F Preferred Stock; and (v) Class G Preferred Stock.

(h)           “Signing Date” means December 29, 2008.

Part 4. Certain Voting Matters.  Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

Schedule A

STANDARD PROVISIONS

Section 1. General Matters.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock.  The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of this Exhibit.  The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.

Section 2. Standard Definitions.  As used herein with respect to Designated Preferred Stock:

(a)           “Applicable Dividend Rate” means 8% per annum.

(b)           “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c)           “Blocker Preferred” means the 9% cumulative perpetual preferred stock of Preferred Blocker, Inc.

(d)           “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(e)           “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(f)           “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(g)           “Charter” means the Issuer’s certificate of incorporation, including each certificate of designations adopted with respect thereto.

(h)           “Class A Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series A.

(i)           “Class C Preferred Stock” means the Issuer’s Preferred Stock, Series C.

(j)           “Class D-2 Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-2.

(k)           “Class E Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series E.
A-1

(l)           “Class F Preferred Stock” means the Issuer’s Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F.

(m)           “Class G Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series G.

(n)           “Dividend Period” has the meaning set forth in Section 3(a).

(o)           “Dividend Record Date” has the meaning set forth in Section 3(a).

(p)           “LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

(q)           “Liquidation Preference” has the meaning set forth in Section 4(a).

(r)           “Plan of Conversion” means the plan of conversion of GMAC LLC into GMAC Inc., dated as of June 30, 2009.

(s)           “Preferred Director” has the meaning set forth in Section 7(b).

(t)           “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(u)           “Qualified Equity Offering” means the sale and issuance for cash by the Issuer to persons other than the Issuer or any of its subsidiaries after December 29, 2008 of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Issuer at the time of issuance under the applicable risk-based capital guidelines of the Issuer’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008).

(v)           “Standard Provisions” mean these Standard Provisions that form a part of this Exhibit relating to the Designated Preferred Stock.

(w)           “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(x)           “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Section 7(a) and Section 7(b) of these Standard Provisions that form a part of the Exhibit, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3.    Dividends.

(a)           Rate.  Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the board of directors of the Issuer (the “Board of Directors”) or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any.  Such dividends shall begin to accrue and be cumulative from May 15, 2009, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on August 15, 2009.  In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement.  The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including May 15, 2009 to, but excluding, the next Dividend Payment Date.
A-2

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of this Exhibit).

(b)           Priority of Dividends.  So long as any share of Designated Preferred Stock remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of either Common Stock or such Junior Stock, as applicable) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).  The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of its subsidiaries of record ownership in shares of Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock; and (iv) for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC pursuant to Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion.
A-3

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.  If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividends or a full dividend on a Dividend Payment Date, the Issuer will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.  Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4.    Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock held by them, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution (other than, for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC as provided in Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion), payment in full in an amount equal to the sum of (i) the Liquidation Amount per  share of Designated Preferred Stock and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).
A-4

(b)           Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)           Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity Stock of the Issuer ranking equally with the Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d)           Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5.     Redemption.

(a)           Optional Redemption.  Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after December 29, 2011.  On or after the first Dividend Payment Date falling on or after December 29, 2011, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.
A-5

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after December 29, 2011, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Issuer (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the Minimum Amount for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Issuer (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)           No Sinking Fund.  The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Designated Preferred  Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)           Notice of Redemption.  Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock.  Notwithstanding the foregoing, if the shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.  Each notice of redemption given to a holder shall state:  (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
A-6

(d)           Partial Redemption.  In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable.  Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)           Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

Section 6.    Conversion.  Holders of shares of Designated Preferred Stock shall have no right to exchange or convert such shares into any other securities.

Section 7.            Voting Rights.

(a)           General.  The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)           Preferred Directors.  Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of Directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right to appoint two Directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created Director positions until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors.  Upon any termination of the right of the holders of shares of Designated Preferred Stock to select two Directors as provided above, the Preferred Directors shall cease to be qualified as Directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of Directors shall be reduced by the number of Preferred Directors elected pursuant hereto.  Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together to the extent the voting rights of such holders described above are then exercisable.  If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
A-7

(c)           Class Voting Rights as to Particular Matters.  So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)           Authorization of Senior Stock.  Any amendment or alteration of this Exhibit or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to the Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii)          Amendment of Designated Preferred Stock.  Any amendment, alteration or repeal of any provision of this Exhibit or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii)         Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;
A-8

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock; provided, further, however, that any amendments to the Charter entered into in connection with the compliance by the Issuer with its commitments to the United States Department of the Treasury for purposes of the Issuer’s participation in the Troubled Asset Relief Program, or any similar or successor program, will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d)           Changes after Provision for Redemption.  No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e)           Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by the Charter and the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8.    Record Holders.  To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 9.            Notices.  All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Exhibit, in the Charter or Bylaws or by applicable law.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.
A-9

Section 10.          No Preemptive Rights.  No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11.          Replacement Certificates.  The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer.  The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 12.          Other Rights.  The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Charter or the Bylaws, or as provided by applicable law.

Section 13.          Blocker Corp Transactions.  Notwithstanding anything herein to the contrary, in no event will (i) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with each of CB FIM, LLC, FIM CB Holdings, LLC, FIM Coinvestor Holdings I, LLC, CB FIM Coinvestors, LLC and CB FIM Coinvestors I, LLC (each a “FIM Blocker Corp”) (or an exchange by each such FIM Blocker Corp (with either the Issuer or a wholly owned subsidiary of the Issuer) of the FIM Blocker Corp’s shares in the Issuer for new shares in the Issuer, or a similar exchange transaction) or (ii) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with Preferred Blocker, Inc., or an exchange of the outstanding Blocker Preferred for the Class G Preferred Stock, or a similar exchange transaction, in each of cases (i) and (ii) consummated in accordance with Section 2.8 and Section 12.7 of the LLC Agreement in connection with the Issuer’s conversion into a Delaware corporation, be prohibited by the Charter or the terms of this Exhibit or require any consent of any holder of the Designated Preferred Stock.

A-10

EXHIBIT D

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D-2

OF GMAC INC.

Part 1.  Designation and Number of Shares.  There is hereby created a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series D-2” (the “Designated Preferred Stock”).  The authorized number of shares of Designated Preferred Stock shall be 250,000.

Part 2.  Standard Provisions.  The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Exhibit to the same extent as if such provisions had been set forth in full herein.

Part 3.  Definitions.  The following terms are used in this Exhibit (including the Standard Provisions in Schedule A hereto) as defined below:

(a)         “Common Stock” means the common stock, par value $0.01 per share, of the Issuer.

(b)         “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c)          “Issuer” means GMAC Inc., a Delaware corporation, and any predecessor entities, including GMAC LLC, a Delaware limited liability company.

(d)          “Junior Stock” means the Common Stock and the Class C Preferred Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(e)           “Liquidation Amount” means, with respect to each share of Designated Preferred Stock, $1,000.

(f)           “Minimum Amount” means $62,500,000.

(g)          “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).  Without limiting the foregoing, Parity Stock shall include (i) Class A Preferred Stock; (ii) the Class D-1Preferred Stock; (iii) the Class E Preferred Stock; (iv) the Class F Preferred Stock; and (v) the Class G Preferred Stock.

(h)          “Signing Date” means December 29, 2008.

Part 4. Certain Voting Matters.  Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

Schedule A

STANDARD PROVISIONS

Section 1.    General Matters.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock.  The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of this Exhibit.  The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.

Section 2.            Standard Definitions.  As used herein with respect to Designated Preferred Stock:

(a)           “Applicable Dividend Rate” means 9% per annum.

(b)           “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c)           “Blocker Preferred” means the 9% cumulative perpetual preferred stock of Preferred Blocker, Inc.

(d)           “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(e)           “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(f)           “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(g)           “Charter” means the Issuer’s certificate of incorporation, including each certificate of designations adopted with respect thereto.

(h)           “Class A Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series A.

(i)           “Class C Preferred Stock” means the Issuer’s Preferred Stock, Series C.

(j)           “Class D-1 Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-1.

(k)           “Class E Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series E.
A-1

(l)           “Class F Preferred Stock” means the Issuer’s Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F.

(m)           “Class G Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series G.

(n)           “Dividend Period” has the meaning set forth in Section 3(a).

(o)           “Dividend Record Date” has the meaning set forth in Section 3(a).

(p)           “LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

(q)           “Liquidation Preference” has the meaning set forth in Section 4(a).

(r)           “Plan of Conversion” means the plan of conversion of GMAC LLC into GMAC Inc., dated as of June 30, 2009.

(s)           “Preferred Director” has the meaning set forth in Section 7(b).

(t)           “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(u)           “Qualified Equity Offering” means the sale and issuance for cash by the Issuer to persons other than the Issuer or any of its subsidiaries after December 29, 2008 of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Issuer at the time of issuance under the applicable risk-based capital guidelines of the Issuer’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008).

(v)           “Standard Provisions” mean these Standard Provisions that form a part of this Exhibit relating to the Designated Preferred Stock.

(w)           “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(x)           “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Section 7(a) and Section 7(b) of these Standard Provisions that form a part of this Exhibit, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3.    Dividends.

(a)           Rate.  Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the board of directors of the Issuer (the “Board of Directors”) or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any.  Such dividends shall begin to accrue and be cumulative from May 15, 2009, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on August 15, 2009.  In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement.  The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including May 15, 2009 to, but excluding, the next Dividend Payment Date.
A-2

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of this Exhibit).

(b)           Priority of Dividends.  So long as any share of Designated Preferred Stock remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of either Common Stock or such Junior Stock, as applicable) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).  The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of its subsidiaries of record ownership in shares of Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock; and (iv) for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC pursuant to Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion.
A-3

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.  If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividends or a full dividend on a Dividend Payment Date, the Issuer will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.  Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4.    Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock held by them, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution (other than, for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC pursuant to the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion), payment in full in an amount equal to the sum of (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).
A-4

(b)           Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)           Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity Stock of the Issuer ranking equally with the Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d)           Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5.    Redemption.

(a)           Optional Redemption.  Except as provided below, the Designated Preferred Stock may not be redeemed prior to the later of (i) the first Dividend Payment Date falling on or after December 29, 2011 and (ii) the date on which all outstanding shares of the Series D-1 Preferred Stock have been redeemed, repurchased or otherwise acquired by the Issuer.  On or after the first Dividend Payment Date falling on or after December 29, 2011, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.
A-5

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after December 29, 2011, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency and subject to the requirement that all outstanding shares of the Series D-1 Preferred Stock shall previously have been redeemed, repurchased or otherwise acquired by the Issuer, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Issuer (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the Minimum Amount for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Issuer (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)           No Sinking Fund.  The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Designated Preferred  Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)           Notice of Redemption.  Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock.  Notwithstanding the foregoing, if the shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.  Each notice of redemption given to a holder shall state:  (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
A-6

(d)           Partial Redemption.  In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable.  Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)           Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

Section 6.    Conversion.  Holders of shares of Designated Preferred Stock shall have no right to exchange or convert such shares into any other securities.

Section 7.            Voting Rights.

(a)           General.  The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)           Preferred Directors.  Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of Directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right to appoint two Directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created Director positions until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors.  Upon any termination of the right of the holders of shares of Designated Preferred Stock to select two Directors as provided above, the Preferred Directors shall cease to be qualified as Directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of Directors shall be reduced by the number of Preferred Directors elected pursuant hereto.  Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together to the extent the voting rights of such holders described above are then exercisable.  If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
A-7

(c)           Class Voting Rights as to Particular Matters.  So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)           Authorization of Senior Stock.  Any amendment or alteration of this Exhibit or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to the Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii)          Amendment of Designated Preferred Stock.  Any amendment, alteration or repeal of any provision of this Exhibit or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii)         Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;
A-8

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock; provided, further, however, any amendments to the Charter entered into in connection with the compliance by the Issuer with its commitments to the United States Department of the Treasury for purposes of the Issuer’s participation in the Troubled Asset Relief Program, or any similar or successor program, will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d)           Changes after Provision for Redemption.  No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e)           Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed the Charter and the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8.    Record Holders.  To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.
A-9

Section 9.            Notices.  All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Exhibit, in the Charter or Bylaws or by applicable law.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10.          No Preemptive Rights.  No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11.          Replacement Certificates.  The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer.  The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 12.          Other Rights.  The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Charter or the Bylaws, or as provided by applicable law.

Section 13.          Blocker Corp Transactions. Notwithstanding anything herein to the contrary, in no event will (i) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with each of CB FIM, LLC, FIM CB Holdings, LLC, FIM Coinvestor Holdings I, LLC, CB FIM Coinvestors, LLC and CB FIM Coinvestors I, LLC (each a “FIM Blocker Corp”) (or an exchange by each such FIM Blocker Corp (with either the Issuer or a wholly owned subsidiary of the Issuer) of the FIM Blocker Corp’s shares in the Issuer for new shares in the Issuer, or a similar exchange transaction) or (ii) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with Preferred Blocker, Inc., or an exchange of the outstanding Blocker Preferred for the Class G Preferred Stock, or a similar exchange transaction, in each of cases (i) and (ii) consummated in accordance with Section 2.8 and Section 12.7 of the LLC Agreement in connection with the Issuer’s conversion into a Delaware corporation, be prohibited by the Charter or the terms of this Exhibit or require any consent of any holder of the Designated Preferred Stock.
A-10

EXHIBIT E

FIXED RATE PERPETUAL PREFERRED STOCK, SERIES E

OF GMAC INC.

Section 1.    Designation and Number of Shares.  There is hereby created a series of preferred stock designated as the “Fixed Rate Preferred Stock, Series E” (the “Designated Preferred Stock”).  The authorized number of shares of Designated Preferred Stock shall be 2,576,601.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock.  The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5.  The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.

Section 2.            Definitions.  The following terms are used in this Exhibit as defined below:

(a)           “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, whether through one of more intermediaries, Controls, is Controlled by or is under common Control with such Person, excluding any employee benefit plan or related trust.

(b)           Aggregate Liquidation Amount” means, at any time, the aggregate liquidation preference (for the absence of doubt, excluding accrued dividends thereon) of all shares of the Blocker Preferred outstanding at such time.  As of June 30, 2009, the Aggregate Liquidation Amount was $2,576,601,000.

(c)           “Blocker Preferred” means the 9% cumulative perpetual preferred stock of Preferred Blocker, Inc.

(d)           “Board of Directors” means the board of directors of the Issuer.

(e)           “Business Day” means any calendar day other than a Saturday, a Sunday or any other day on which commercial banks in Detroit, Michigan or New York, New York are authorized or required to close.

(f)           “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(g)           “Charter” means the Issuer’s certificate of incorporation, including each certificate of designations adopted with respect thereto.

(h)           “Class A Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series A.

(i)           “Class C Preferred Stock” means the Issuer’s Preferred Stock, Series C.

(j)           “Class D-1 Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-1.

(k)           “Class D-2 Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-2.

(l)            “Class F Preferred Stock” means the Issuer’s Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F.

(m)           “Class G Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series G.

(n)           “Common Stock” means the common stock, par value $0.01 per share, of the Issuer.

(o)           “Company Sale” means a transaction with a third Person that is not an Affiliate of the Issuer or group of third Persons that, acting in concert, do not collectively constitute Affiliates of the Issuer, pursuant to which such Person or Persons acquire, in any single transaction or series of related transactions, (i) all of the outstanding Equity Securities of the Issuer, (ii) all or substantially all of the assets of the Issuer and its Subsidiaries or (iii) Equity Securities of the Issuer authorized and issued following June 30, 2009 and possessing the power to elect or appoint a majority of the Board of Directors (or any similar governing body of any surviving or resulting Person).

(p)           “Control,” “Controlled” or “Controlling” means, with respect to any Person, any circumstance in which such Person is directly or indirectly controlled by another Person by virtue of the latter Person having the power to (i) elect, or cause the election of (whether by way of voting capital stock, by contract, trust or otherwise), the majority of the members of the Board of Directors or a similar governing body of the first Person, or (ii) direct (whether by way of voting capital stock, by contract, trust or otherwise) the affairs and policies of such Person.

(q)           “Dividend Amount” means an amount accruing on the Aggregate Liquidation Amount at a rate of 11.86% per annum, from time to time, from either (i) the most recent Dividend Payment Date on which the then-current Dividend Amount was paid in full or (ii) if no Dividend Amount has previously been paid, May 15, 2009, whether or not in any Dividend Period or Periods there have been funds legally available for the payment of such Dividend Amount, provided that if an amount or amounts less than the full amount of the Dividend Amount is paid on any Dividend Payment Date or Dates, such amount or amounts shall be deducted from the Dividend Amount.  The Dividend Amount payable on any Dividend Payment Date shall include any and all Dividend Amounts payable in respect of a prior Dividend Period but not declared by the Board of Directors, provided that the Dividend Amount shall not compound or otherwise include interest on any Dividend Amount not paid in a prior Dividend Period or Periods.

(r)           “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year, commencing with August 15, 2009.
2

(s)           “Dividend Period” means a period commencing on and including a Dividend Payment Date and ending on and including the day immediately preceding the next Dividend Payment Date.

(t)           “Dividend Record Date” has the meaning set forth in Section 3(a).

(u)           “Entity” means any general partnership, limited partnership, corporation, association, cooperative, joint stock company, trust, limited liability company, business or statutory trust, joint venture, unincorporated organization or Governmental Entity.

(v)           “Equity Securities” means, as applicable, (i) any capital stock, membership or limited liability company interests or other share capital, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests or other share capital or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features, (iv) any share appreciation rights, phantom share rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation, conversion or other reorganization.

(w)           “Governmental Entity” means the United States of America or any other nation, any state, province or other political subdivision, any international or supra national entity, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over the Issuer or any of its Subsidiaries or any of the property or other assets of the Issuer or any of its Subsidiaries.

(x)           “Holder” means any holder of the Designated Preferred Stock.

(y)           “Issuer” means GMAC Inc., a Delaware corporation, and any predecessor entities, including GMAC LLC, a Delaware limited liability company.

(z)           “Junior Stock” means the Common Stock and the Class C Preferred Stock, and each class or series of stock of the Issuer established on or after June 30, 2009, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Designated Preferred Stock and the Parity Stock as to dividend rights or rights upon liquidation, winding-up or dissolution.

(aa)         “Liquidation Amount” means  at any time, with respect to each share of Designated Preferred Stock, an amount equal to the Aggregate Liquidation Amount divided by the number of shares of Designated Preferred Stock outstanding.

(bb)         “Liquidation Preference” has the meaning set forth in Section 4(a).
3

(cc)           “LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

(dd)           “LLC Conversion” means the conversion of GMAC LLC into a corporation on June 30, 2009 through a statutory conversion.

(ee)           “Moody’s” means Moody’s Investors Service, Inc.

(ff)            “New Guaranteed Notes” means the senior guaranteed notes issued by GMAC LLC on December 31, 2008.

(gg)          “Parity Stock” means (i) each class or series of Preferred Stock established by the Issuer after June 30, 2009, the terms of which expressly provide that such class or series will rank on a parity with the Class A Preferred Stock, the Class D-1 Preferred Stock, the Class D-2 Preferred Stock, the Class F Preferred Stock and the Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively); (ii) the Class A Preferred Stock; (iii) the Class D-1 Preferred Stock; (iv) the Class D-2 Preferred Stock; and (iv) the Class F Preferred Stock.

(hh)          “Person” means any individual or Entity.

(ii)            “Plan of Conversion” means the plan of conversion of GMAC LLC into GMAC Inc., dated as of June 30, 2009.

(jj)            “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(kk)          “Restricted Payment” means (i) any dividend payment or distribution of assets on any share of Junior Stock, other than (1) distributions in the form of shares of Junior Stock and (2) for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC as provided in Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion; (ii) any redemption, purchase or other acquisition of any shares of Junior Stock, other than upon conversion or exchange for other shares of Junior Stock, or (iii) any payment of monies, or making monies available, for a sinking fund for such Junior Stock.

(ll)            “Restricted Payment Conditions” means (i) Blocker Sub shall have paid in full all accrued and unpaid dividends on the Blocker Preferred for all past dividend periods, (ii) the New Guaranteed Notes are rated Baa3 or greater by Moody’s and BBB- or greater by S&P or (in the event that Moody’s and S&P shall no longer maintain ratings on the New Guaranteed Notes) any equivalent rating by any other Nationally Recognized Statistical Ratings Organization (as defined in Rule 436 under the Securities Act), and (iii) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer since December 31, 2008, is less than 25% of the excess of cumulative consolidated net income (giving effect to any net loss incurred (A) on or after January 1, 2014 and (B) during such period) determined under GAAP (without retroactively eliminating the effect of any discontinued operations and excluding the cumulative effect of any changes in accounting policies and any gain or loss from the early extinguishment or exchange of outstanding debt on or after January 1, 2014) of the Issuer and its subsidiaries for the period (taken as one accounting period) from January 1, 2014 to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment.
4

(mm)        “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

(nn)          “Securities Act” means the Securities Act of 1933, as amended.

(oo)          “Subsidiary” means, with respect to any Person, any other Person of which a majority of the voting interests is owned directly or indirectly by such Person.

Section 3.    Dividends.

(a)           Payment of Dividends.  Payment of the Dividend Amount shall be payable when, as and if declared by the Board of Directors in cash, in arrears, on a Dividend Payment Date, ratably among such shares of Designated Preferred Stock then held by each Holder.  Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer either immediately prior to such Dividend Payment Date or, if applicable, on the record date set by the Board of Directors with respect to such dividend, which shall be a date not more than seventy calendar days prior to the Dividend Payment Date (each, a “Dividend Record Date”).  If no Dividend Record Date is fixed by the Board of Directors, the date on which the resolutions of the Board of Directors declaring such dividend shall be the Dividend Record Date.  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of this Exhibit).

(b)           Priority of Dividends.

(i)           Unless all accrued and unpaid dividends on the Blocker Preferred for all past dividend periods shall have been paid in full, the Issuer will not (1) make any Restricted Payments; (2) except as set forth in Section 3(b)(ii) below, declare or pay any dividend or make any distribution of assets on any Parity Stock, other than dividends or distributions in the form of shares of Parity Stock or Junior Stock; or (3) redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock.
5

(ii)           Whether or not all accrued and unpaid dividends on the Designated Preferred Stock or Blocker Preferred for all past dividend periods shall have been paid in full, (1) the Issuer will not make any Restricted Payments on or prior to January 1, 2014, and may only make Restricted Payments after January 1, 2014 if the Restricted Payment Conditions are satisfied, and (2) so long as any shares of Designated Preferred Stock are outstanding, any dividends on the Designated Preferred Stock, Class A Preferred Stock, the Class D-1 Preferred Stock, the Class D-2 Preferred Stock or the Class F Preferred Stock, shall be made on a pro rata basis based on the aggregate liquidation preference of the Designated Preferred Stock and such Parity Stock; provided, however, that the Company may pay any such dividends on the Designated Preferred Stock and any Parity Stock while all accrued and unpaid dividends on the Blocker Preferred for all past dividend periods shall have not been paid in full so long as all such dividends are paid either (1) pro rata so that the dividends on the Designated Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as the accrued returns on the Designated Preferred Stock and such class or series of Parity Stock bear to each other or (2) on another basis that is at least as favorable to the Holder of the Designated Preferred Stock in the reasonable judgment of the Board of Directors.

(iii)          So long as any shares of Designated Preferred Stock remain outstanding, if any shares of Parity Stock are redeemed, then shares of the Designated Preferred Stock shall also be redeemed on a pro rata basis based on the aggregate liquidation preference of the Designated Preferred Stock and such Parity Stock.

(iv)          Notwithstanding anything in this Exhibit to the contrary, the restrictions set forth in Section 3(b)(i) and (ii) shall not prohibit (1) the conversion or exchange of shares of Junior Stock for shares of other Junior Stock, (2) for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC as provided in Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion or (3) an exchange pursuant to the LLC Conversion.

(c)           Non-Cash Dividends.  For the avoidance of doubt, the Issuer shall not be permitted to distribute property consisting of assets other than cash to the Holder of the Designated Preferred Stock (other than, where no distributions are made with respect to any shares of Junior Stock, in connection with a liquidation of the Issuer).

Section 4.    Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, the Holder of the  Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock held by them, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution (other than, for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC as provided in Section 5.1(e) of the LLC Agreement) and consistent with Section 4(b) of the Plan of Conversion, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of any accrued and unpaid dividends, whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).
6

(b)           Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity Stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)           Residual Distributions.  If the Liquidation Amount has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity Stock of the Issuer ranking equally with the Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d)           Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5.     Redemption.

(a)           On or after December 31, 2011, the Issuer may redeem all or any portion of the shares of the Designated Preferred Stock then outstanding, (i) by delivering irrevocable written notice to Holder (a “Redemption Notice”) not less than thirty calendar days prior to the redemption date fixed by the Issuer and specified in the Redemption Notice (such date, the “Redemption Date”), at a price for each share of Designated Preferred Stock (the “Redemption Value”) that is equal to the Liquidation Preference.  Notwithstanding any other provisions in this Section 5, if the redemption of any share of Designated Preferred Stock pursuant to this Section 5 is to be consummated in connection with a Company Sale, then the Issuer may elect, by giving notice thereof in the Redemption Notice, for such redemption to be contingent on and simultaneous with the consummation of such Company Sale.

(b)           The Issuer shall redeem the shares of Designated Preferred Stock specified in the applicable Redemption Notice and shall pay to the Holder (upon surrender by the Holder at the Issuer’s principal office of the certificate representing the shares of Designated Preferred Stock held by the Holder to be redeemed duly endorsed in blank or to the Issuer, or, if no such certificate has been issued representing such shares of Designated Preferred Stock, then upon written notice given by the Holder together with an appropriate duly executed assignment of such shares of Designated Preferred Stock) an amount per share of Designated Preferred Stock that is equal to the Redemption Value thereof.  All payments pursuant to this Section 5(b) shall be made in cash in immediately available funds.  Following any such Redemption Date and the payment of the Redemption Value, the shares of Designated Preferred Stock shall represent the right only to receive the Redemption Value thereof as of such Redemption Date and shall not accrue any portion of the Dividend Amount following such Redemption Date.
7

(c)           No Sinking Fund.  The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Designated Preferred  Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

Section 6.    Conversion.

(a) Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

(b) In connection with the LLC Conversion, the Blocker Preferred will be converted into or exchanged for an equal number of shares of the Class G Preferred Stock.

Section 7.    Voting Rights.

(a)           General.  The Holder shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)           Consent Rights.  The Issuer and the Board of Directors shall not, without the prior written consent of the Holders (which may only give such consent at the direction of holders of at least a majority of the outstanding shares of Blocker Preferred, voting in person or by proxy, at a special meeting called for such purpose, or by written consent in lieu of such meeting), alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of this Exhibit or the Charter if such action would amend, alter or affect the powers, preferences or rights of, or limitations relating to, the Designated Preferred Stock in any manner materially adverse to the holders of Blocker Preferred, including, the creation of, increase in the authorized number of, or issuance of, any capital stock that ranks senior to the Designated Preferred Stock as to distribution rights or rights upon a Company Sale or a liquidation, winding-up or dissolution.

For the avoidance of doubt, notwithstanding the provisions of this Section 7(b), the authorization of, the increase in the authorized amount of, or the issuance of any Junior Stock or Parity Stock will not require the consent of the Holder, and will not be deemed to adversely affect the powers, preferences or rights of the holders of Blocker Preferred.

The provisions of this Section 7(b) shall terminate upon the redemption of all shares of the Designated Preferred Stock pursuant to Section 5.

(c)           Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by the Charter and the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.
8

Section 8.    Record Holders.  To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 9.            Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Exhibit shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands and other communications shall be sent to the notice address for such recipient set forth on the Issuer’s books and records, or to such other notice address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Section 10.          No Preemptive Rights.  No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11.          Replacement Certificates.  The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer.  The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 12.          Other Rights.

(a) The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Charter or the Bylaws, or as provided by applicable law.

(b) In connection with the LLC Conversion, appropriate action shall be taken, if any, to ensure that the Blocker Preferred shall continue to have the practical economic benefit of the material provisions applicable to the Blocker Preferred and the Class E preferred membership interests of GMAC LLC, including with respect to dividends, liquidation preference, priority, relative rights with respect to other equity interests and the equity value of the Issuer and its Subsidiaries; provided, for the avoidance of doubt, that the liquidation preference of the equity securities received in connection with the LLC Conversion shall, immediately after the LLC Conversion, be the same as the liquidation preference of the Blocker Preferred immediately before the LLC Conversion.  Notwithstanding the foregoing, following the LLC Conversion, the Blocker Preferred will be converted into or exchanged for an equal number of shares of the Class G Preferred Stock.
9

Section 13.          Transfer Restrictions.  Holders of shares of the Designated Preferred Stock are not permitted to Transfer any such shares, except with prior written consent of the Board of Directors.

Section 14.  Amendments.  In addition to any vote or other approval required by the Charter or Bylaws or applicable Law, the affirmative vote or consent of the Holder (which may only make such vote or consent at the direction of holders of at least a majority of the outstanding shares of Blocker Preferred, voting in person or by proxy, at a special meeting called for such purpose, or by written consent in lieu of such meeting) shall be required for any amendment of Section 7(b).

Section 15.          Blocker Corp Transactions.  Notwithstanding anything herein to the contrary, in no event will (i) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with each of CB FIM, LLC, FIM CB Holdings, LLC, FIM Coinvestor Holdings I, LLC, CB FIM Coinvestors, LLC and CB FIM Coinvestors I, LLC (each a “FIM Blocker Corp”) (or an exchange by each such FIM Blocker Corp (with either the Issuer or a wholly owned subsidiary of the Issuer) of the FIM Blocker Corp’s shares in the Issuer for new shares in the Issuer, or a similar exchange transaction) or (ii) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with Preferred Blocker, Inc., or an exchange of the outstanding Blocker Preferred for the Class G Preferred Stock, or a similar exchange transaction, in each of cases (i) and (ii) consummated in accordance with Section 2.8 and Section 12.7 of the LLC Agreement in connection with the Issuer’s conversion into a Delaware corporation, be prohibited by the Charter or the terms of this Exhibit or require any consent of any holder of the Designated Preferred Stock.

10

EXHIBIT F

FIXED RATE CUMULATIVE MANDATORILY
CONVERTIBLE PREFERRED STOCK, SERIES F

OF GMAC INC.

Part 1.  Designation and Number of Shares.  There is hereby created a series of preferred stock designated as the “Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F” (the “Designated Preferred Stock”).  The authorized number of shares of Designated Preferred Stock shall be 157,500,000.

Part 2.  Standard Provisions.  The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Exhibit to the same extent as if such provisions had been set forth in full herein.

Part 3.  Definitions.  The following terms are used in this Exhibit (including the Standard Provisions in Schedule A hereto) as defined below:

(a)         “Common Stock” means the common stock, par value $0.01 per share, of the Issuer.

(b)         “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c)          “Issuer” means GMAC Inc., a Delaware corporation, and any predecessor entities, including GMAC LLC, a Delaware limited liability company.

(d)          “Junior Stock” means the Common Stock and the Class C Preferred Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(e)           “Liquidation Amount” means, with respect to each share of Designated Preferred Stock, $50.

(f)           “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).  Without limiting the foregoing, Parity Stock shall include (i) the Class A Preferred Stock; (ii) the Class D-1 Preferred Stock; (iii) the Class D-2 Preferred Stock; (iv) the Class E Preferred Stock and (v) the Class G Preferred Stock.

(g)          “Signing Date” means May 21, 2009.

Part 4.  Certain Voting Matters.  Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

2

Schedule A

STANDARD PROVISIONS

Section 1.    General Matters.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock.  The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.

Section 2.            Standard Definitions.  As used herein with respect to Designated Preferred Stock:

(a)           “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, whether through one of more intermediaries, Controls, is Controlled by or is under common Control with such Person, excluding any employee benefit plan or related trust.

(b)           “Applicable Dividend Rate” means 9% per annum.

(c)           “Appraiser” means an investment bank of national reputation, engaged by the Issuer with the approval of the United States Department of the Treasury (such approval not to be unreasonably withheld).

(d)           “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(e)           “As-Converted Value” means the amount equal to the greater of (A) the Conversion Price and (B)(i) if the Common Stock is traded on a national securities exchange, the market price of the Common Stock on the date of repurchase or conversion (calculated based on the average closing price during the 20 trading day period beginning on the day after notice of repurchase or conversion is given) or (ii) if the Common Stock is not traded on a national securities exchange, the per Common Share Fair Market Value of the Issuer as of the last day of the most recent calendar quarter prior to the repurchase or conversion date as determined by an Appraiser.

(f)           “Blocker Preferred” means the 9% cumulative perpetual preferred stock of Preferred Blocker, Inc.

(g)           “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(h)           “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(i)           “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(j)           “Change of Control” means the existence or occurrence of any of the following: (i) the sale, conveyance or disposition of all or substantially all of the assets of the Issuer; (ii) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Issuer is disposed of (excluding any disposition in connection with a public offering or to widely dispersed institutional purchasers); (iii) the consolidation, merger or other business combination of the Issuer with or into any other entity, immediately following which the members of the Issuer fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (iv) a transaction or series of transactions in which any person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires more than fifty percent (50%) of the voting equity of the Issuer; or (v) the replacement of a majority of the Board of Directors with individuals who were not nominated or elected by at least a majority of the Directors at the time of such replacement; provided, however, that the issuance and sale of Common Stock pursuant to any conversion of any of the Issuer’s Preferred Stock; shall not constitute a change of control.

(k)           “Charter” means the Issuer’s certificate of incorporation, as it may be amended from time to time.

(l)           “Class A Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series A.

(m)           “Class C Preferred Stock” means the Issuer’s Preferred Stock, Series C.

(n)           “Class D-1 Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-1.

(o)           “Class D-2 Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-2.

(p)           “Class E Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series E.

(q)           “Class G Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series G.

(r)           “Company Sale” means a transaction with a third Person that is not an Affiliate of the Issuer or group of third Persons that, acting in concert, do not collectively constitute Affiliates of the Issuer, pursuant to which such Person or Persons acquire, in any single transaction or series of related transactions, (i) all of the outstanding Equity Securities of the Issuer, (ii) all or substantially all of the assets of the Issuer and its Subsidiaries or (iii) Equity Securities of the Issuer authorized and issued following June 30, 2009 and possessing the power to elect or appoint a majority of the Board of Directors (or any similar governing body of any surviving or resulting Person).

(s)           “Control,” “Controlled” or “Controlling” means, with respect to any Person, any circumstance in which such Person is directly or indirectly controlled by another Person by virtue of the latter Person having the power to (i) elect, or cause the election of (whether by way of voting capital stock, by contract, trust or otherwise), the majority of the members of the Board of Directors or a similar governing body of the first Person, or (ii) direct (whether by way of voting capital stock, by contract, trust or otherwise) the affairs and policies of such Person.

(t)           “Conversion Price” means the liquidation amount per share of Designated Preferred Stock divided by the then-applicable Conversion Rate.

(u)          “Conversion Rate” initially means 0.00432, subject to the anti-dilution provisions set forth in Appendix A, which number represents the number of shares of Common Stock for which a share of Designated Preferred Stock shall be exchanged pursuant to the exercise of the Optional Conversion or the Mandatory Conversion.

(v)          “Dividend Period” has the meaning set forth in Section 3(a).

(w)          “Dividend Record Date” has the meaning set forth in Section 3(a).

(x)           “Equity Securities” means, as applicable, (i) any capital stock, membership or limited liability company interests or other share capital, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests or other share capital or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features, (iv) any share appreciation rights, phantom share rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation, conversion or other reorganization.

(y)           “Fair Market Value” means, in reference to the Common Stock, the fair market value of the Common Stock, as between a willing buyer and a willing seller in an arms’ length transaction occurring on the date of valuation, taking into account the factors suggested by the Issuer and the United States Department of the Treasury, to the extent the Appraiser deems appropriate.

(z)           “Federal Reserve” means the Board of Governors of the Federal Reserve System.

(aa)         “Investor” means the United States Department of the Treasury.

(bb)         “LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

(cc)          “Liquidation Preference” has the meaning set forth in Section 4(a).

(dd)          “Mandatory Conversion” means the mandatory conversion of each share of the Designated Preferred Stock into Common Stock at the then-applicable Conversion Rate on May 21, 2016.

(ee)           “Optional Conversion” means the conversion of shares of the Designated Preferred Stock into Common Stock at the then-applicable Conversion Rate, either (i) in whole or in part, at any time or from time to time, at the election of the Issuer, subject to the requirements and conditions set forth in Section 6(a)(i)(A), or (ii) in whole or in part, at the election of the Holder, upon any public offering of the Common Stock or upon the occurrence of a Change of Control of the Issuer, subject to the requirements and conditions set forth in Section 6(a)(i)(B).

(ff)            “Person” means any individual or Entity.

(gg)          “Plan of Conversion” means the plan of conversion of GMAC LLC into GMAC Inc., dated as of June 30, 2009.

(hh)          “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(ii)            “Public Offering” means an underwritten sale to the public of the Issuer’s (or its successor’s) Equity Securities pursuant to an effective registration statement filed with the SEC on Form S-1 and after which the Issuer’s (or its successor’s) Equity Securities are listed on the New York Stock Exchange, NASDAQ or any other national security exchange; provided that a Public Offering shall not include any issuance of Equity Securities in any merger or other business combination, and shall not include any registration of the issuance of Equity Securities to existing securityholders or employees of the Issuer and its Subsidiaries on Form S-4 or Form S-8.

(jj)            “Qualified Public Offering” means one or a series of Public Offerings by the Issuer and/or one or more securityholders of the Issuer that results in at least twenty percent (20%) of the issued and outstanding common stock (or equivalent Equity Securities) of the Issuer at the time of such determination having been sold at such time or previously through a Public Offering or Public Offerings.

(kk)          “Redemption Price” means (i) during the period from May 21, 2009 to, but excluding, May 21, 2011, the sum of (A) the Liquidation Preference and (B) any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) below, dividends on such amount) to, but excluding, the date fixed for redemption, and (ii) from and after May 21, 2011, the greater of (A) the amount calculated in clause (i) and (B) the As-Converted Value of the Designated Preferred Stock to be redeemed.

(ll)            “Standard Provisions” mean these Standard Provisions that form a part of this Exhibit relating to the Designated Preferred Stock.

(mm)        “Subsidiary” means, with respect to any Person, any other Person of which a majority of the voting interests is owned directly or indirectly by such Person.

(nn)          “Transfer” means any sale, transfer, assignment (other than a contingent assignment for the benefit of creditors), exchange, or other disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of Law).  The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

Section 3.    Dividends.

(a)           Rate.  Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the board of directors of the Issuer (the “Board of Directors”) or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any.  Such dividends shall begin to accrue and be cumulative from May 15, 2009, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on August 15, 2009.  In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement.  The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including May 15, 2009 to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of this Exhibit).

(b)           Priority of Dividends.  So long as any share of Designated Preferred Stock remains outstanding and owned by the United States Department of the Treasury or its Affiliates, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock, Parity Stock or trust preferred securities issued by the Issuer or any Affiliate of the Issuer shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).  The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of its subsidiaries of record ownership in shares of Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock; (iv) distributions by any wholly-owned subsidiary of the Issuer; (v) redemptions of securities held by the Issuer or any wholly-owned subsidiary of the Issuer; and (vi) for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC pursuant to Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.  If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividends or a full dividend on a Dividend Payment Date, the Issuer will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.  Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4.    Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock held by them, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution (other than, for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC pursuant to Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion), payment in full in an amount equal to the sum of (i) the Liquidation Amount per  share of Designated Preferred Stock and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b)           Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity Stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)           Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect to any Parity Stock of the Issuer ranking equally with the Designated Preferred Stock as to such distribution have been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d)           Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5.    Redemption.

(a)           Optional Redemption.  The Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at the then-applicable Redemption Price.

(b)           Payment of Redemption Price.  The Redemption Price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the Redemption Price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(c)           No Sinking Fund.  The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Designated Preferred  Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(d)           Notice of Redemption.  Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock.  Notwithstanding the foregoing, if the shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.  Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price, or the method pursuant to which the Redemption Price shall be calculated; and (4) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price.

(e)           Partial Redemption.  In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be redeemed pro rata.  Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(f)           Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

Section 6.    Conversion.

(a)           Optional and Mandatory Conversion.

(i)           Prior to May 21, 2016,

(A)           the Issuer may, at its option, exercise the Optional Conversion in whole or in part, subject to the approval of the Federal Reserve, provided that the Issuer shall not convert any shares of Designated Preferred Stock to the extent such conversion would result in the Investor owning in excess of 49% of the Issuer’s Common Stock (after giving effect to such conversion), except (1) with the prior written consent of the Investor, (2) pursuant to the Issuer’s capital plan, as agreed upon by the Federal Reserve, or (3) pursuant to an order of the Federal Reserve compelling such a conversion; and

(B)           in the event of any public offering of the Common Stock or upon the occurrence of a Change of Control of the Issuer, a Holder may, at its option, exercise the Optional Conversion in whole or in part, other than with respect to any shares of Designated Preferred Stock with respect to which the Issuer shall have given notice of redemption pursuant to Section 5.

(ii)           On May 21, 2016, any shares of Designated Preferred Stock which remain outstanding and are held by the Investor or its transferees shall each convert to Common Stock pursuant to the Mandatory Conversion.

(iii)           Upon any conversion of shares of the Designated Preferred Stock pursuant to the Optional Conversion or the Mandatory Conversion, the Issuer shall pay any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment, in either cash or Common Stock, to the holder of each share of the Designated Preferred Stock to be converted into Common Stock.  If the Issuer elects to make such payment in the form of Common Stock, the number of shares of Common Stock to be distributed for this purpose will be determined based on the Conversion Price.

(iv)           Shares of Common Stock issuable pursuant to the conversion of any share of the Designated Preferred Stock shall be issued on the conversion date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent, duly endorsed or assigned to the Issuer or in blank.  Any issuance of Common Stock or payment of cash in respect of declared but unpaid dividends payable on a conversion date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the Common Stock issued pursuant to the conversion on the conversion date, but rather shall be paid to the holder of record of the converted shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)           Notice of Conversion.  Notice of any election to convert shares of Designated Preferred Stock shall be given by first class mail, postage prepaid.  Any such notice given by the Issuer shall be addressed to the holders of record of the shares to be converted at their respective last addresses appearing on the books of the Issuer.  Any such notice given by the holders of shares of the Designated Preferred shall be addressed to the Issuer at its principal business address.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for conversion.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder or the Issuer receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to the Issuer or to any holder of shares of Designated Preferred Stock designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Designated Preferred Stock.  Notwithstanding the foregoing, if the shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of conversion may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.  Each notice of conversion given to a holder or to the Issuer shall state: (1) the conversion date; (2) the number of shares of Designated Preferred Stock to be converted and, if less than all the shares held by such holder are to be converted, the number of such shares to be converted from such holder; (3) the number of shares of Common Stock into which such shares of Designated Preferred Stock shall be converted; and (4) the place or places where certificates for such shares are to be surrendered for payment.

(c)           Partial Conversion.  In case of any conversion of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be converted shall be converted pro rata.  If fewer than all the shares represented by any certificate are converted, a new certificate shall be issued representing the unconverted shares without charge to the holder thereof.

(d)           Cash Payments in Lieu of Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of Designated Preferred Stock.  In lieu of any fractional shares which would otherwise be deliverable upon the conversion of any Designated Preferred Stock, the Issuer shall pay to the holder of such shares an amount in cash (computed to the nearest cent), determined based on the As-Converted Value.

(e)           Effectiveness of Conversion.  If notice of conversion has been duly given and if on or before the conversion date specified in the notice all funds necessary for the conversion and certificates representing the shares of Common Stock to be issued have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for conversion, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for conversion has not been surrendered for cancellation, on and after the conversion date distributions shall cease to accrue on all shares so called for conversion, all shares so called for conversion shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such conversion date cease and terminate, except only the right of the holders thereof to receive the amount payable on such conversion from such bank or trust company, without interest.  Any funds or certificates representing shares of Common Stock unclaimed at the end of three years from the conversion date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for conversion shall look only to the Issuer for payment of the conversion price of such shares.

Section 7.    Voting Rights.

(a)           General.  The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)           RESERVED.

(c)           Class Voting Rights as to Particular Matters.  So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least a majority of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)           Authorization of Senior Stock.  Any amendment or alteration of this Exhibit or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to the Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii)           Amendment of Designated Preferred Stock.  Any amendment, alteration or repeal of any provision of this Exhibit or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii)           Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, other than an Optional Conversion or Mandatory Conversion, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock; provided, further, however, any amendments to the Charter entered into in connection with the compliance by the Issuer with its commitments to the United States Department of the Treasury for purposes of the Issuer’s participation in the Troubled Asset Relief Program, or any similar or successor program, will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d)           Changes after Provision for Redemption.  No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e)           Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8.    Record Holders.  To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 9.            Notices.  All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Exhibit, in the Charter or Bylaws or by applicable law.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10.          Preemptive Rights.

(a)           The Issuer shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any Equity Securities of the Issuer to any Person or (ii) any debt securities of the Issuer to any stockholder (collectively, the “Preemptive Securities”) unless, in each case, the Issuer shall have first offered to sell to each holder of Common Stock and the holders of any shares of Designated Preferred Stock (each a “Preemptive Holder”) such Preemptive Holder’s Preemptive Share (as defined below) of the Preemptive Securities, at a price and on such other terms as shall have been specified by the Issuer in writing delivered to each such Preemptive Holder (the “Preemptive Offer”), which Preemptive Offer shall by its terms remain open and irrevocable for a period of at least ten calendar days from the date it is delivered by the Issuer (the “Preemptive Offer Period”).  Each Preemptive Holder may elect to purchase all or any portion of such Preemptive Holder’s Preemptive Share of the Preemptive Securities as specified in the Preemptive Offer at the price and upon the terms specified therein by delivering written notice of such election to the Issuer as soon as practical but in any event within the Preemptive Offer Period; provided that if the Issuer is issuing Equity Securities together as a unit with any debt securities or other Equity Securities, then any Preemptive Holder who elects to purchase the Preemptive Securities pursuant to this section must purchase the same proportionate mix of all of such securities.  Notwithstanding anything to the contrary set forth in this Exhibit, a Preemptive Holder may assign all or any portion of its right to acquire Preemptive Securities to its direct or indirect equityholders, and upon any such assignment, each such equityholder shall be deemed a Preemptive Holder for the purposes of this section.

Each Preemptive Holder’s “Preemptive Share” of Preemptive Securities shall be determined as follows:  the total number of Preemptive Securities, multiplied by a fraction, (i) the numerator of which is the number of shares of Common Stock then held, directly or indirectly, by such Preemptive Holder on a Fully-Diluted Basis (as defined below), and (ii) the denominator of which is the number shares of Common Stock then held by all Preemptive Holders (including such Preemptive Holder) on a Fully-Diluted Basis.  “Fully Diluted Basis” means after taking into account all outstanding shares of Common Stock and assuming the exercise, conversion or exchange of all outstanding options, warrants, convertible or exchangeable securities and similar rights (“Convertible Securities”) and the issuance of all shares of Common Stock that the Issuer is obligated to issue thereunder.

Upon the expiration of the Preemptive Offer Period, the Issuer shall be entitled to sell such Preemptive Securities which the Preemptive Holders have not elected to purchase for a period ending on the later to occur of (i) one hundred twenty calendar days following the expiration of the Preemptive Offer Period, or (ii) if a definitive agreement to Transfer  the Preemptive Securities is entered into by the Issuer within such one hundred twenty calendar day period, the date on which all applicable approvals and consents of Governmental Entities and other Persons with respect to such proposed Transfer have been obtained and any applicable waiting periods under Law have expired or been terminated, in each case on terms and conditions not materially more favorable to the purchasers thereof than those offered to the Preemptive Holders.  Any Preemptive Securities to be sold by the Issuer following the expiration of such period must be reoffered to the Preemptive Holders pursuant to the terms of this section if any such agreement to Transfer is terminated.

(b)           The provisions of this Section 10 shall not apply to the following issuances of Equity Securities:

(i)           incentive stock issued to or for the benefit of employees, officers, directors and other service providers of or to the Issuer or any of its Subsidiaries in accordance with the terms hereof or any applicable incentive plan of the Issuer;

(ii)          securities issued by the Company in connection with any Public Offering;

(iii)         securities issued as consideration in acquisitions or commercial borrowings or leasing;

(iv)         securities issued upon conversion of convertible or exchangeable securities of the Company or any of its Subsidiaries that were outstanding on December 31, 2008 or were not issued in violation of any preemptive rights held by stockholders of the Issuer and,

(v)          a subdivision of capital stock (including any stock distribution or stock split), any combination of capital stock (including any reverse stock split) or any recapitalization, reorganization, reclassification or conversion of the Issuer or any of its Subsidiaries.

(c)           The preemptive rights granted in this Section 10 shall terminate upon the earlier to occur of the consummation of a Qualified Public Offering and a Company Sale.

Section 11.            Replacement Certificates.  The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer.  The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 12.            Other Rights.  The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Charter or the Bylaws, or as provided by applicable law.

Section 13.            Blocker Corp Transactions.  Notwithstanding anything herein to the contrary, in no event will (i) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with each of CB FIM, LLC, FIM CB Holdings, LLC, FIM Coinvestor Holdings I, LLC, CB FIM Coinvestors, LLC and CB FIM Coinvestors I, LLC (each a “FIM Blocker Corp”) (or an exchange by each such FIM Blocker Corp (with either the Issuer or a wholly owned subsidiary of the Issuer) of the FIM Blocker Corp’s shares in the Issuer for new shares in the Issuer, or a similar exchange transaction) or (ii) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with Preferred Blocker, Inc., or an exchange of the outstanding Blocker Preferred for the Class G Preferred Stock, or a similar exchange transaction, in each of cases (i) and (ii) consummated in accordance with Section 2.8 and Section 12.7 of the LLC Agreement in connection with the Issuer’s conversion into a Delaware corporation, be prohibited by the Charter or the terms of this Exhibit or require any consent of any holder of the Designated Preferred Stock.

Appendix A
Anti-dilution Provisions

The Conversion Rate will be adjusted, without duplication, if certain events occur:

(1)            the issuance of shares of Common Stock as a dividend to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (CM1 / CM0)

where,

CR0 = the Conversion Rate in effect at the close of business on the record date for such dividend or the open of business on the effective date of such subdivision or combination, as the case may be;

CR1 = the Conversion Rate in effect immediately after the close of business on such record date or the open of business on such effective date, as the case may be;

CM0= the number of shares of Common Stock outstanding at the close of business on such record date for such dividend or at the open of business on the effective date of such subdivision or combination, in each case, prior to giving effect to such event;

CM1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event.

(2)           the issuance to all holders of Common Stock of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to purchase shares of Common Stock at less than the current Trading Value of Common Stock as of the record date, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(CM0 + X)  / (CM0 +Y)]

where,

CR0 = the Conversion Rate in effect at the close of business on the record date for such issuance;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such issuance;

CM0 = the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;

X = the total number of shares of Common Stock issuable pursuant to such rights; and
A-i

Y = the aggregate price payable to exercise such rights divided by the Trading Value as of the record date.

However, the Conversion Rate will be readjusted to the extent that any such rights, options or warrants are not exercised prior to their expiration.

(3)           the distribution (other than any tax distributions paid to holders of junior membership interests in GMAC LLC) to all holders of Common Stock of capital stock of the Issuer (other than Common Stock) or evidences of Issuer indebtedness or Issuer assets (excluding any distribution or issuance covered by clauses (1) or (2) above or (4) below, and including any distribution of cash which is excluded from clause (4) below) in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [TV0 / ( TV0 – FMV)]

where,

CR0 = the Conversion Rate in effect at the close of business on the record date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

TV0 = the Trading Value as of the record date for such distribution, or, if the Common Stock is not listed on a national securities exchange, as of the date that would be the record date for such distribution if the Common Stock was listed on the New York Stock Exchange; and

FMV = the fair market value (as determined by the Issuer’s Board of Directors) on the record date for such distribution of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock.

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Issuer (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. national securities exchange, then the Conversion Rate will instead be increased based on the following formula:

CR1 = CR0 x [(FMV + TV0) / TV0]

where,

CR0 = the Conversion Rate in effect at the close of business on the record date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such distribution;
A-ii

FMV = the average of the VWAP of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive trading days commencing on, and including, the third trading day after the date on which “ex-distribution trading” commences for such distribution on the New York Stock Exchange or such other U.S. national securities exchange on which such shares of capital stock or similar equity interests are then listed; and

TV0 = the Trading Value calculated twenty trading days from the third trading day after which “ex-distribution trading” commences for such distribution, or, if the Common Stock is not listed on a national securities exchange, as of twenty trading days from the date that  would be the third trading day after which “ex-distribution trading” would commence if the Common Stock was listed on the New York Stock Exchange.

(4)           The Issuer makes a distribution (other than any tax distributions paid to holders of junior membership interests in GMAC LLC) consisting exclusively of cash to all holders of Common Stock, excluding (a) any cash that is distributed as part of a distribution referred to in clause (3) above, and (b) any consideration payable in connection with a tender or exchange offer made by Issuer or any of its subsidiaries referred to in clause (5) below, in which event, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [TV0  / (TV0  - C)]

where,

CR0 = the Conversion Rate in effect at the close of business on the record date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

TV0 = the Trading Value as of the record date for such distribution; and

C = the amount in cash per share of Common Stock that Issuer distributes to holders.

(5)           Issuer or one or more of Issuer’s subsidiaries make purchases of shares of Common Stock pursuant to a tender offer or exchange offer by Issuer or one of its subsidiaries for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Trading Value of Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [ (FMV + (TV1 * CM1)) / (TV1 * CM0 )]

where,

CR0 = the Conversion Rate in effect at the close of business on the trading day next succeeding the expiration date;
A-iii

CR1 = the Conversion Rate in effect immediately after the close of business on the trading day next succeeding the expiration date;

FMV = the fair market value (as determined by the Issuer’s Board of Directors), at the close of business on the trading day next succeeding the expiration date, of the aggregate value of all cash and any other consideration paid or payable for Common Stock validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”);

CM1 = the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) less any purchased shares;

CM0 = the number of shares of Common Stock outstanding at the expiration time, including any purchased shares; and

TV1 = the Trading Value calculated twenty trading days from the trading day immediately after the expiration date.

“Conversion Rate” means the number of shares of Common Stock that will be exchanged for each share of Designated Preferred Stock upon a conversion pursuant to the exercise of either the Optional Conversion or the Mandatory Conversion.

“Trading Value” means (i) if the Common Stock is traded on a national securities exchange, the market price of the Common Stock on the applicable date (calculated based on the average closing price during the preceding 20 day trading period) or (ii) if the Common Stock is not traded on a national securities exchange, the per Common Share Fair Market Value of the Issuer, as determined in good faith by the Issuer’s Board of Directors.

“Record date” means, for purpose of a Conversion Rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or any other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Issuer’s Board of Directors or by statute, contract or otherwise).

“VWAP” per share of common stock on any trading day means the market price of one share of common stock from the open of trading on the relevant trading day until the close of trading on the relevant trading day determined, using a volume-weighted average method, by a nationally recognized investment banking firm retained for this purpose by the Issuer).

A “trading day” means, for purposes of determining a VWAP or closing price, a business day on which the relevant exchange or quotation system is scheduled to be open for business and a day on which there has not occurred or does not exist a market disruption event.
A-iv

A “market disruption event” is defined as any of the following events that has occurred:

•
any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to Common Stock or in futures or option contracts relating to Common Stock on the relevant exchange or quotation system;

•
any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) in general to effect transactions in, or obtain market values for Common Stock on the relevant exchange or quotation system or futures or options contracts relating to Common Stock on any relevant exchange or quotation system; or

•
the failure to open of the exchange or quotation system on which futures or options contracts relating to Common Stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

Except as stated above, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.  An adjustment to the Conversion Rate also need not be made for a transaction referred to in clauses (1) through (5) above if holders of the Designated Preferred Stock may participate (as a result of holding the Designated Preferred Stock, and at the same time as Common Stock holders participate) in such transaction as if such holders of the Designated Preferred Stock held a number of shares of Common Stock equal to the product of the number of shares of Designated Preferred Stock held by such holder and the Conversion Rate, without having to convert their shares of Designated Preferred Stock.  The Issuer may, but shall not be required to, make such increases in the Conversion Rate, in addition to those that are required, as the Issuer’s Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any distribution of capital stock or issuance of rights or warrants to purchase or subscribe for capital stock or from any event treated as such for income tax purposes or for any other reason.

No adjustment in the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least 1%; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than 1% that has not been made will be made upon (x) the end of each fiscal year of the Issuer, (y) the date of any notice of a redemption and (z) any conversion date.
A-v

Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share. Whenever the Conversion Rate is adjusted, the Issuer shall notify the holders of the Designated Preferred Stock of the adjustment within ten Business Days of any event requiring such adjustment and describe in reasonable detail the method by which the Conversion Rate was adjusted.

A-vi

EXHIBIT G

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES G

OF

GMAC INC.

Section 1.    Designation and Number of Shares.  There is hereby created a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series G” (the “Designated Preferred Stock”).  The authorized number of shares of Designated Preferred Stock shall be 2,576,601.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock.  The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5.  The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding-up of the Issuer.

Section 2.            Definitions.  The following terms are used in this Exhibit as defined below:

(a)           “144A Global Preferred Certificate” means a Global Preferred Certificate substantially in the form of Exhibit I hereto bearing the Global Shares Legend and a legend required by Section 13(d)(i)(x) or 13(d)(i)(y) and deposited with or on behalf of, and registered in the name of, the Depository or its nominee and representing Designated Preferred Stock issued or transferred in reliance on Rule 144A promulgated under the Securities Act.

(b)           “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, whether through one of more intermediaries, Controls, is Controlled by or is under common Control with such Person, excluding any employee benefit plan or related trust.

(c)           “Agent Members” has the meaning set forth in Section 12(b).

(d)           “Applicable Dividend Rate” means 7% per annum.

(e)           “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Preferred Certificate, the rules and procedures of the Depository that apply to such transfer or exchange.

(f)            “Blocker Preferred Stock” means the 9% cumulative perpetual preferred stock of Preferred Blocker, Inc.

(g)           “Board of Directors” means the board of directors of the Issuer.

(h)           “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(i)            “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time in accordance with their terms.
1

(j)            “Charter” means the Issuer’s certificate of incorporation, as it may be amended from time to time in accordance with its terms, including each certificate of designations adopted with respect thereto.

(k)           “Class A Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series A.

(l)            “Class C Preferred Stock” means the Issuer’s Preferred Stock, Series C.

(m)          “Class D-1 Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-1.

(n)           “Class D-2 Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-2.

(o)           “Class F Preferred Stock” means the Issuer’s Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F.

(p)           “Common Stock” means the common stock, par value $0.01 per share, of the Issuer.

(q)           “Company Sale” means a transaction with a third Person that is not an Affiliate of the Issuer or group of third Persons that, acting in concert, do not collectively constitute Affiliates of the Issuer, pursuant to which such Person or Persons acquire, in any single transaction or series of related transactions, (i) all of the outstanding Equity Securities of the Issuer, (ii) all or substantially all of the assets of the Issuer and its Subsidiaries or (iii) Equity Securities of the Issuer authorized and issued following June 30, 2009 and possessing the power to elect or appoint a majority of the Board of Directors (or any similar governing body of any surviving or resulting Person).

(r)            “Control,” “Controlled” or “Controlling” means, with respect to any Person, any circumstance in which such Person is directly or indirectly controlled by another Person by virtue of the latter Person having the power to (i) elect, or cause the election of (whether by way of voting capital stock, by contract, trust or otherwise), the majority of the members of the Board of Directors or a similar governing body of the first Person, or (ii) direct (whether by way of voting capital stock, by contract, trust or otherwise) the affairs and policies of such Person.

(s)           “Definitive Preferred Certificate” means a certificate representing Designated Preferred Stock registered in the name of the holder thereof and issued in accordance with Section 13 hereof, substantially in the form of Exhibit I hereto except that such Certificate shall not bear the Global Shares Legend.

(t)            “Depository” has the meaning set forth in Section 12(a).

(u)           “Designated Preferred Stock” has the meaning set forth in Section 1.

(v)           “Dividend Payment Date” has the meaning set forth in Section (3)(a)(i).

(w)           “Dividend Period” has the meaning set forth in Section 3(a)(i).

(x)            “Dividend Record Date” has the meaning set forth in Section 3(a)(i).
2

(y)            “Global Shares Legend” has the meaning set forth in Section 12(a).

(z)            “Global Preferred Certificate” has the meaning set forth in Section 12(a).

(aa)          “Indirect Participant” means a Person who holds a beneficial interest in a Global Preferred Certificate through a Participant.

(bb)          “Investment Company Act” means the Investment Company Act of 1940, as amended.

(cc)           “Issuer” means GMAC Inc., a Delaware corporation, and any predecessor entities, including GMAC LLC, a Delaware limited liability company.

(dd)          “Junior Stock” means the Common Stock and the Class C Preferred Stock, and each class or series of stock of the Issuer established on or after June 30, 2009, the terms of which stock do not expressly provide that such class or series ranks senior to or on a parity with the Designated Preferred Stock and the Parity Stock as to dividend rights or rights upon liquidation, winding-up or dissolution.

(ee)           “Liquidation Amount” means, with respect to each share of Designated Preferred Stock, $1,000.

(ff)            “LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

(gg)          “LLC Conversion” means, together with related transactions, the conversion of GMAC LLC into a corporation on June 30, 2009 through a statutory conversion

(hh)          “New Guaranteed Notes” means the senior guaranteed notes issued by the Issuer on December 31, 2008.

(ii)            “Officer” means any duly authorized officer of the Issuer.

(jj)            “Parity Stock” means (i) each class or series of Preferred Stock established by the Issuer after June 30, 2009, the terms of which expressly provide that such class or series will rank on a parity with the Class A Preferred Stock, the Class D-1 Preferred Stock, the Class D-2 Preferred Stock, the Class F Preferred Stock and the Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding-up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively); (ii) the Class A Preferred Stock; (iii) the Class D-1 Preferred Stock; (iv) the Class D-2 Preferred Stock; and (iv) the Class F Preferred Stock.

(kk)          “Participant” means, with respect to the Depository, a Person who has an account with the Depository.

(ll)            “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(mm)        “Plan of Conversion” means the plan of conversion of GMAC LLC into GMAC Inc., dated as of June 30, 2009.

(nn)          “Preferred Certificate” means a Global Preferred Certificate or a Definitive Preferred Certificate.
3

(oo)          “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(pp)          “Regulation S Global Preferred Certificate” means a Global Preferred Certificate substantially in the form of Exhibit I hereto bearing the Global Shares Legend and the legend set forth in Section 13(d)(i)(x) or Section 13(d)(i)(y) and deposited with or on behalf of and registered in the name of the Depository or its nominee representing shares of Designated Preferred Stock initially issued in reliance on Rule 903 promulgated under the Securities Act or transferred in reliance on Rule 904 promulgated under the Securities Act.

(qq)          “Restricted Definitive Preferred Certificate” means a Definitive Preferred Certificate bearing the legend set forth in Section 13(d)(i)(x) or Section 13(d)(i)(y).

(rr)            “Restricted Global Preferred Certificate” means a Global Preferred Certificate bearing the legend set forth in Section 13(d)(i)(x) or Section 13(d)(i)(y).

(ss)           “Restricted Payment” means (i) any dividend payment or distribution of assets on any share of Junior Stock, other than (1) distributions in the form of shares of Junior Stock and (2) tax distributions on junior membership interests of GMAC LLC as provided in Section 5.1(e) of the LLC Agreement; (ii) any redemption, purchase or other acquisition of any shares of Junior Stock, other than upon conversion or exchange for other shares of Junior Stock, or (iii) any payment of monies, or making monies available, for a sinking fund for such Junior Stock.

(tt)            “Restricted Payment Conditions” means (i) Issuer shall have paid in full all accrued and unpaid dividends on the Designated Preferred Stock for all past dividend periods, (ii) the New Guaranteed Notes are rated Baa3 or greater by Moody’s and BBB- or greater by S&P or (in the event that Moody’s and S&P shall no longer maintain ratings on the New Guaranteed Notes) any equivalent rating by any other Nationally Recognized Statistical Ratings Organization (as defined in Rule 436 under the Securities Act), and (iii) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer since December 31, 2008, is less than 25% of the excess of cumulative consolidated net income (giving effect to any net loss incurred (A) on or after January 1, 2014 and (B) during such period) determined under GAAP (without retroactively eliminating the effect of any discontinued operations and excluding the cumulative effect of any changes in accounting policies and any gain or loss from the early extinguishment or exchange of outstanding debt on or after January 1, 2014) of the Issuer and its subsidiaries for the period (taken as one accounting period) from January 1, 2014 to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment.

(uu)          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S promulgated under the Securities Act.

(vv)          “Securities Act” means the Securities Act of 1933, as amended.

(ww)         “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xx)            “Transfer Agent” has the meaning set forth in Section 9.

(yy)           “Transfer Restrictions” means the restrictions on transfer applicable to Designated Preferred Stock represented by any Preferred Certificate that are set forth in any legend required to be included on such Preferred Certificate pursuant to Section 13(d)(i).
4

(zz)           “Treasury Preferred” means any preferred stock of the Issuer issued to the U.S. Department of the Treasury pursuant to the voluntary Capital Purchase Program announced by the U.S. Department of the Treasury on October 14, 2008, or any successor or similar program.

(aaa)         “Unrestricted Definitive Preferred Certificate” means a Definitive Preferred Certificate that does not bear and is not required to bear the legend set forth in Section 13(d)(i)(x) or Section 13(d)(i)(y).

(bbb)        “Unrestricted Global Preferred Certificate” means a Global Preferred Certificate that does not bear and is not required to bear the legend set forth in Section 13(d)(i)(x) or Section 13(d)(i)(y).

Section 3.    Dividends.

(a)           Rate.

(i)       Holders of Designated Preferred Stock shall be entitled to receive from the Issuer, when as and if declared by the Board of Directors out of funds legally available for payment, cash dividends on each share of Designated Preferred Stock held by them at a rate per annum equal to the Applicable Dividend Rate on the Liquidation Amount thereof, payable quarterly on February 15, May 15, August 15 and November 15 of each year or, if any such day is not a Business Day, the next succeeding Business Day (each a “Dividend Payment Date”).  Dividends shall accrue from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the date of the most recent dividend payment on the Blocker Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends.  For purpose hereof, a “Dividend Period” shall refer to a date commencing on and including a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on and including the date of the most recent dividend payment on the Blocker Preferred Stock), and ending on and including the day immediately preceding the next succeeding Dividend Payment Date.  Dividends will be payable to holders of record of the Designated Preferred Stock as they appear on the Issuer’s stock register on the first calendar day of the month in which a Dividend Payment Date occurs or, if any such day is not a Business Day, the next succeeding Business Day (each a “Dividend Record Date”) but only to the extent a dividend has been declared to be payable on such Dividend Payment Date.  Any declaration by the Issuer of a dividend payable on any Dividend Payment Date shall be made at least seven Business Days prior to the first day of the calendar month in which such Dividend Payment Date shall occur.  Dividends not declared by the Board of Directors will continue to accumulate but without additional distributions thereon.

(ii)      Dividends payable on the Designated Preferred Stock for any period other than a full Dividend Period (based upon the number of days elapsed during such period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

(iii)     Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of this Exhibit).
5

(b)           Priority of Dividends.

(i)       Unless all accrued and unpaid dividends on the Designated Preferred Stock for all past dividend periods shall have been paid in full, the Issuer will not (1) make any Restricted Payments; (2) except as set forth in  Section 3(b)(ii) below, declare or pay any dividend or make any distribution of assets on any Parity Stock, other than dividends or distributions in the form of shares of Parity Stock or Junior Stock; or (3) redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock.

(ii)      Whether or not all accrued and unpaid dividends on the Designated Preferred Stock for all past dividend periods shall have been paid in full, (1) the Issuer will not make any Restricted Payments on or prior to January 1, 2014, and may only make Restricted Payments after January 1, 2014 if the Restricted Payment Conditions are satisfied, and (2) so long as any shares of Designated Preferred Stock are outstanding, any dividends on the Designated Preferred Stock, Class A Preferred Stock, the Class D-1 Preferred Stock, the Class D-2 Preferred Stock or the Class F Preferred Stock, shall be made on a pro rata basis based on the aggregate liquidation preference of the Designated Preferred Stock and such Parity Stock; provided, however, that the Issuer may pay any such dividends on the Designated Preferred Stock and any Parity Stock while all accrued and unpaid dividends on the Designated Preferred Stock for all past dividend periods shall not have been paid in full so long as all such dividends are paid either (1) pro rata so that the dividends on the Designated Preferred Stock and each such other class of Parity Stock shall in all cases bear to each other the same ratio as the accrued returns on the Designated Preferred Stock and such class or series of Parity Stock bear to each other or (2) on another basis that is at least as favorable to the Holder of the Designated Preferred Stock in the reasonable judgment of the Board of Directors.

(iii)     So long as any shares of Designated Preferred Stock remain outstanding, if any shares of Parity Stock are redeemed, then shares of the Designated Preferred Stock shall also be redeemed on a pro rata basis based on the aggregate liquidation preference of the Designated Preferred Stock and such Parity Stock.

(iv)     Notwithstanding anything in this Exhibit to the contrary, the restrictions set forth in Section 3(b)(i) and (ii) shall not prohibit (1) the conversion or exchange of shares of Junior Stock for shares of other Junior Stock, (2) tax distributions on junior membership interests of GMAC LLC as provided in Section 5.1(e) of the LLC Agreement or (3) an exchange pursuant to the LLC Conversion.

Section 4.    Liquidation Rights.

(a)           Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding-up of the affairs of the Issuer, whether voluntary or involuntary, the holder of the Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock held by them, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution (other than, for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC pursuant to Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion), payment in full in an amount equal to the sum of (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of any accrued and unpaid dividends, whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).
6

(b)           Partial Payment.  If in any distribution described in Section 4(a)(1) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity Stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)           Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity Stock of the Issuer ranking equally with the Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer (including Junior Stock) shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d)           Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5.    Redemption.

(a)           Optional Redemption.  The Designated Preferred Stock may not be redeemed prior to December 31, 2011.  On or after December 31, 2011,  at the Issuer’s option and subject to the Issuer having obtained any required regulatory approvals, the Issuer may, subject to Section 5(d), redeem the Designated Preferred Stock, in whole or in part, at any time or from time to time, upon notice given as provided in Section 5(c) below, at a redemption price equal to the Liquidation Amount, plus the amount of any accrued and unpaid dividends thereon through the date of redemption.

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall be paid to the holder of record of the redeemed shares on such Dividend Record Date as provided in Section 3 above and, if different than such holder, shall not be paid to the holder entitled to receive the redemption price on the redemption date.

(b)           No Sinking Fund.  The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)           Notice of Redemption.  Notice of any redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.  Each notice of redemption given to a holder shall state:  (i) the redemption date; (ii) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
7

(d)           Partial Redemption.  In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable.  Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.  Unless all accrued and unpaid dividends on the Designated Preferred Stock through the most recently completed Dividend Period have been or contemporaneously are declared and paid or full dividends have been declared and a sum sufficient for the payment thereof has been set apart for payment, no Designated Preferred Stock will be redeemed unless all outstanding Designated Preferred Stock is redeemed.

(e)           Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

Section 6.    Voting Rights.

(a)           General.  Holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)           Class Voting Rights as to Particular Matters.  So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any alteration, repeal or amendment, whether by merger, consolidation, combination, reclassification or otherwise, of any provisions of this Exhibit or the Charter if such action would amend, alter or affect the powers, preferences or rights of, or limitations relating to, the Designated Preferred Stock in any manner materially adverse to the holders of the Designated Preferred Stock, including, the creation of, increase in the authorized number of, or issuance of, any capital stock that ranks senior to the Designated Preferred Stock as to distribution rights or rights upon a Company Sale or a liquidation, winding-up or dissolution.  For the avoidance of doubt, notwithstanding the provisions of this Section 6(b), the authorization of, the increase in the authorized amount of, or the issuance of any Junior Stock or Parity Stock will not require the consent of the holders of the Designated Preferred Stock, and will not be deemed to adversely affect the powers, preferences or rights of such holders of Designated Preferred Stock.
8

(c)           Changes After Provision for Redemption.  No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 6(b) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(d)           Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 7.    Record Holders.  To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock (the “Transfer Agent”) may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor the Transfer Agent shall be affected by any notice to the contrary.

Section 8.            Notices.  All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Exhibit, in the Charter or Bylaws or by applicable law.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 9.            No Preemptive Rights.  The holders of the Designated Preferred Stock shall have no preemptive or preferential right to purchase or subscribe to capital interests, obligations, warrants or other securities of the Issuer of any class.

Section 10.          Replacement Certificates.  The Issuer shall replace any mutilated Preferred Certificate at the holder’s expense upon surrender of that Preferred Certificate to the Issuer.  The Issuer shall replace Preferred Certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the Preferred Certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 11.          Other Rights.  The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.
9

Section 12.          Form of Designated Preferred Stock.

(a)           The Designated Preferred Stock shall be issued in the form of one or more permanent global certificates in definitive, fully registered form with the global legend (the “Global Shares Legend”) set forth on the form attached hereto as Exhibit I (the “Global Preferred Certificate”), which is hereby incorporated in and expressly made a part of this Exhibit.  Each Global Preferred Certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer).  Each Global Preferred Certificate shall be deposited on behalf of the holders of the Designated Preferred Stock represented thereby with the Transfer Agent, at its New York office, as custodian for The Depository Trust Company or its nominee and their respective successors (the “Depository”), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and countersigned and registered by the Transfer Agent as hereinafter provided.  The aggregate number of shares represented by each Global Preferred Certificate may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depository or its nominee as hereinafter provided.

(b)           This paragraph shall apply only to a Global Preferred Certificate deposited with or on behalf of the Depository.  The Company shall execute and the Transfer Agent shall, in accordance with this Section, countersign and deliver initially one or more Global Preferred Certificates that (i) shall be registered in the name of Cede & Co. or another nominee of the Depository and (ii) shall be delivered by the Transfer Agent to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Transfer Agent as custodian for the Depository pursuant to an agreement between the Depository and the Transfer Agent.  Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Exhibit with respect to any Global Preferred Certificate held on their behalf by the Depository or by the Transfer Agent as the custodian of the Depository or under such Global Preferred Certificate, and the Depository may be treated by the Issuer, the Transfer Agent and any agent of the Issuer or the Transfer Agent as the absolute owner of such Global Preferred Certificate for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Transfer Agent or any agent of the Issuer or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Certificate.  Except as provided in Section 12(d), owners of beneficial interests in a Global Preferred Certificate will not be entitled to receive Definitive Preferred Certificates.

(c)           (i) An Officer shall sign any Preferred Certificate on behalf of the Issuer by manual or facsimile signature.

(ii)  If an Officer whose signature is on a Preferred Certificate no longer holds that office at the time the Transfer Agent countersigns the Preferred Certificate, the Preferred Certificate shall be valid nevertheless.

(d)           The Designated Preferred Stock represented by a Global Preferred Certificate is exchangeable for Definitive Preferred Certificates only if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Preferred Certificates or has ceased to be a clearing agency registered under the Securities Exchange Act and, in either case, a successor depositary is not appointed by the Issuer within 90 days after the date of such notice; (ii) the Issuer, in its sole discretion at any time notifies the Transfer Agent in writing that the Issuer elects to issue Definitive Preferred Certificates or (iii) there shall have occurred and be continuing an event of default under this Exhibit with respect to the Designated Preferred Stock.  Any Designated Preferred Stock that is exchangeable pursuant to the preceding sentence is exchangeable for Definitive Preferred Certificates issuable in authorized denominations and registered in such names as the Depository shall direct.  Subject to the foregoing and applicable law, a Global Preferred Certificate is not exchangeable, except for a Global Preferred Certificate of the same aggregate Liquidation Amount to be registered in the name of the Depository or its nominee.
10

Section 13.    Transfer.

(a)           Transfers and Exchanges involving Beneficial Interests in the Same Global Preferred Certificate.  The transfer and exchange of beneficial interests in the same Global Preferred Certificate will be effected through the Depository, in accordance with the requirements of this Exhibit and the Applicable Procedures and no written orders or instructions shall be required to be delivered to the Transfer Agent to effect the transfers of beneficial interests in the same Global Preferred Certificate; provided, however, that (i) prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Preferred Certificate may not be made to a U.S. Person or for the account or benefit of a U.S. Person and (ii) no transfer of a beneficial Interest in Restricted Global Preferred Certificate may be made except in compliance with the applicable Transfer Restrictions.

(b)           Transfers and Exchanges involving Beneficial Interests in Different Global Preferred Certificates.  Any transfer of a beneficial interest in a Global Preferred Certificate for a beneficial interest in another Global Preferred Certificate will be subject to compliance with the Applicable Procedures and subject to the receipt of the Transfer Agent of instructions from the Depository; provided, however, that (i) prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Preferred Certificate may not be made to a U.S. Person or for the account or benefit of a U.S. Person and (ii) no transfer of a beneficial Interest in Restricted Global Preferred Certificate may be made except in compliance with the applicable Transfer Restrictions.

(c)           Transfers and Exchanges involving Definitive Preferred Certificates.  Any transfer of a Definitive Preferred Certificate will be subject to delivery by the transferor of a duly completed certificate of transfer in the form of Exhibit II hereto together with the Definitive Preferred Certificate to be transferred, including the applicable certifications required thereby and, if the transferee will take delivery thereof in the form of a beneficial interest in a Global Preferred Certificate or such transfer is of a beneficial interest in a Global Preferred Certificate to a transferee who will take delivery in the form of a Definitive Preferred Certificate, such transfer shall also be made in compliance with the Applicable Procedures.

(d)           Legends.  The following legends will appear on the face of the Preferred Certificates to the extent required below.

(i)       Transfer Restriction Legends.

(x)           Each Preferred Certificate shall bear a legend in substantially the following form until the earlier of (A) the date on which the Designated Preferred Stock represented by such Preferred Certificate has been transferred pursuant to an effective registration statement under the Securities Act, (B) the date on which the Designated Preferred Stock represented by such Preferred Certificate may be transferred without restriction under Rule 144(d)(ii) (for so long as such exemption applies) and (C) such date as the Issuer, in its sole discretion shall determine that transfers of Preferred Certificates are no longer required to comply with the Transfer Restrictions described below in order to comply with the Securities Act and to maintain an exemption from registration under the Investment Company Act:
11

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(i)          REPRESENTS THAT IT (X)(A)(I) IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) AND (II) IS ACQUIRING THE NEW PREFERRED STOCK FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB OR (B) IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (Y) IS A QUALIFIED PURCHASER (AS DEFINED IN SECTION 2A-51 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER (THE “INVESTMENT COMPANY ACT”); AND

(ii)          AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB AND A QUALIFIED PURCHASER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB AND A QUALIFIED PURCHASER, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED PURCHASER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED PURCHASER, IN COMPLIANCE WITH THE INVESTMENT COMPANY ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; AND

(iii)          AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”

(y)           Any Preferred Certificate which is not required to bear the legend set forth in subclause (x) above shall bear the following legend until the earlier of (A) the date on which the Designated Preferred Stock represented by such Preferred Certificate has been transferred pursuant to an effective registration statement under the Securities Act, (B) the date on which the Designated Preferred Stock represented by such Preferred Certificate may be transferred without restriction under Rule 144(d)(ii) (for so long as such exemption applies) and (C) such date as the Issuer, in its sole discretion shall determine that transfers of Preferred Certificates are no longer required to comply with the Transfer Restrictions described below in order to comply with the Securities Act:
12

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(i)          REPRESENTS THAT IT (A)(I) IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) AND (II) IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB OR (B) IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; AND

(ii)          AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”

(z)           Any Preferred Certificate which is not required to bear the legend set forth in subclause (x) above or the legend set forth in subclause (y) above, shall bear the following legend until such date as the Issuer, in its sole discretion shall determine that transfers of Preferred Certificates are no longer required to comply with the Transfer Restrictions described below in order to maintain an exemption from registration under the Investment Company Act:

“BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(i)
REPRESENTS THAT IT IS A QUALIFIED PURCHASER (AS DEFINED IN SECTION 2A-51 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER) AND IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED PURCHASER;

(ii)
AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, OR (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED PURCHASER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED PURCHASER AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; AND

13

(iii)	AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

(ii)           Global Preferred Certificate Legend.  Each Global Preferred Certificate will bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE EXHIBIT REFERRED TO ON THE REVERSE HEREOF.”

(e)           Cancellation and/or Adjustment of Global Preferred Certificates.  At such time as all beneficial interests in a particular Global Certificate have been exchanged for Definitive Preferred Certificates or a particular Global Preferred Certificate has been redeemed, repurchased or canceled in whole and not in part, each such Global Preferred Certificate will be returned to or retained and canceled by the Transfer Agent in accordance with Subsection 13(g) hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Preferred Certificate is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Preferred Certificate or for Definitive Preferred Certificates, the number of shares of Designated Preferred Stock represented by such Global Preferred Certificate will be reduced accordingly and an endorsement will be made on such Global Certificate by the Transfer Agent or by the Depository at the direction of the Transfer Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Preferred Certificate, such other Global Preferred Certificate will be increased accordingly and an endorsement will be made on such Global Certificate by the Transfer Agent or by the Depository at the direction of the Transfer Agent to reflect such increase.
14

(f)           General Provisions Relating to Transfers and Exchanges.

(i)           To permit registrations of transfers and exchanges, the Issuer will execute Global Preferred Certificates and Definitive Preferred Certificates upon receipt of an authentication order from the Issuer or at the Transfer Agent’s request.

(ii)           If a transferee is to receive Designated Preferred Stock in the form of Definitive Preferred Certificates and such transfer complies with this Exhibit, the Issuer will execute Definitive Preferred Certificates in the name of such transferee (and, in the case of a transfer of less than all shares of Designated Preferred Stock represented by a Definitive Preferred Certificate, the Issuer will execute a new Definitive Preferred Certificate in the name of the transferor representing the shares not transferred) and will cancel the Definitive Preferred Certificate in the name of the transferor.

(iii)           No service charge will be made to a holder of a beneficial interest in a Global Preferred Certificate or to a holder of a Definitive Preferred Certificate for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 5).

(iv)           All Preferred Certificates issued upon any registration of transfer or exchange of Preferred Certificates will be entitled to the same benefits under the Exhibit, as the Preferred Certificates surrendered upon such registration of transfer or exchange.

(v)           Neither the Transfer Agent nor the Issuer will be required:

(x)           to issue, to register the transfer of or to exchange any Designated Preferred Stock during a period beginning at the opening of business 15 days before the day of any selection of Designated Preferred Stock for redemption under Section 5 and ending at the close of business on the day of selection;

(y)           to register the transfer of or to exchange any Designated Preferred Stock selected for redemption, in whole or in part, under Section 5 except the unredeemed portion of any Designated Preferred Stock being redeemed in part; or

(z)           to register the transfer of or to exchange Designated Preferred Stock between a Dividend Record Date and the next succeeding Dividend Payment Date.

(vi)           Prior to due presentment for the registration of a transfer of any Designated Preferred Stock, the Transfer Agent and the Issuer may deem and treat the Person in whose name any Designated Preferred Stock is registered as the absolute owner of such Designated Preferred Stock for the purpose of receiving dividends and other payments on such Designated Preferred Stock and for all other purposes, and none of the Transfer Agent or the Issuer shall be affected by notice to the contrary.

(vii)           All certifications and certificates (other than Preferred Certificates) required to be submitted to the Transfer Agent pursuant to this Section 13 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii)           If any Preferred Certificate has been issued with a legend required by Section 13(d)(i) and such Preferred Certificate is no longer required to bear such legend, then upon delivery of such Preferred Certificate to the Transfer Agent, the Issuer shall issue a replacement certificate without such legend (but which shall bear any other legend required pursuant to Section 13(d)(i)) and the Transfer Agent shall cancel the Preferred Certificate so delivered for such replacement certificate.
15

(g)           The Issuer at any time may deliver Designated Preferred Stock to the Transfer Agent for cancellation. The Transfer Agent and no one else will cancel all Designated Preferred Stock surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Designated Preferred Stock in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).

Section 14.   Conversion.  Holders of Designated Preferred Stock shall have no right to exchange or convert their shares into any other securities or any other interests.

Section 15.   Blocker Corp Transactions.  Notwithstanding anything herein to the contrary, in no event will (i) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with each of CB FIM, LLC, FIM CB Holdings, LLC, FIM Coinvestor Holdings I, LLC, CB FIM Coinvestors, LLC and CB FIM Coinvestors I, LLC (each a “FIM Blocker Corp”) (or an exchange by each such FIM Blocker Corp (with either the Issuer or a wholly owned subsidiary of the Issuer) of the FIM Blocker Corp’s shares in the Issuer for new shares in the Issuer, or a similar exchange transaction) or (ii) the merger of the Issuer (with the Issuer as the survivor) or a direct wholly owned subsidiary thereof with Preferred Blocker, Inc., or an exchange of the outstanding Blocker Preferred for the Designated Preferred Stock, or a similar exchange transaction, in each of cases (i) and (ii) consummated in accordance with Section 2.8 and Section 12.7 of the LLC Agreement in connection with the Issuer’s conversion into a Delaware corporation, be prohibited by the Charter or the terms of this Exhibit or require any consent of any holder of the Designated Preferred Stock.
16

EXHIBIT I

FACE OF SECURITY

[Insert the applicable legend(s), if any, pursuant to Section 13(d) of the Exhibit]

Certificate Number: [ ]	[ ] Shares

[144A/REG S] CUSIP No.: [ ]
ISIN No.: [ ]

Fixed Rate Cumulative Perpetual Preferred Stock (par value $0.01 per share)
(Initial Liquidation Amount $1,000.0 per share)

of

GMAC INC.

GMAC INC., a corporation organized and existing under the laws of the State of Delaware (the “Issuer”), hereby certifies that [                             ] (the “Holder”) is the registered owner of [                                ] ([                     ]) fully paid and non-assessable preferred securities of the Issuer designated the Fixed Rate Cumulative Perpetual Preferred Stock (par value $.01) (initial liquidation amount $1,000.00 per share) (the “Preferred Shares”).   The dividend rate of the Preferred Shares is subject to adjustment from time to time on the terms set forth in the Exhibit.

The Preferred Shares are transferable on the books and records of Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), as Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.

The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Shares represented hereby are issued and shall in all respects be subject to the provisions of the Exhibit of Fixed Rate Cumulative Perpetual Preferred Stock adopted on June 30, 2009, as the same may be amended from time to time (the “Exhibit”).  Capitalized terms used but not defined herein shall have the meanings given them in the Exhibit.  The Issuer will provide a copy of the Exhibit to a Holder without charge upon written request to the Issuer at its principal place of business.

Reference is hereby made to select provisions of the Preferred Shares set forth on the reverse hereof, and to the Exhibit, which select provisions and the Exhibit shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Exhibit and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, the Issuer has executed this certificate this      day of               , 2009.

GMAC INC.

By:  _____________________________
Name:
Title:

Exh. I-2

REVERSE OF SECURITY

Dividends on the Preferred Shares shall be payable as provided in the Exhibit.

The Preferred Shares are entitled to the voting rights set forth in the Exhibit.

The Preferred Shares shall be redeemable as provided in the Exhibit.

The Issuer shall be subject to the covenants set forth in the Exhibit.

This security has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The securities may be transferred (1) in the United States, to persons who are both “qualified institutional buyers” (“QIBs”) as that term is defined in Rule 144A under the Securities Act and “Qualified Purchasers” (as defined in the Investment Company Act of 1940 (the “Investment Company Act”)) and (ii) outside the United States, to persons who are not “U.S. persons,” as that term is defined in Rule 902 under the Securities Act, and who are also both Qualified Purchasers and “non-U.S. qualified offerees” (as such term is defined in the section headed “Offer and Transfer Restrictions” in the confidential offering memorandum dated November 20, 2008, as supplemented, relating to the Blocker Preferred Stock).

Exh. I-3

SHARE TRANSFER FORM

FOR VALUE RECEIVED, the undersigned transfers the Preferred Shares evidenced hereby to:

(Insert transferee’s social security or tax identification number)

(Insert address and zip code of transferee)

Date:  _________________

Signature: ___________________________________________
(Sign exactly as your name appears on the other
side of this Preferred Share Certificate)

Signature Guarantee1 _________________________________________________________________

_________________________________
[1]
(Signature must be guaranteed by an “eligible guarantor institution,” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the registrar of the Company in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)

Exh. I-4

EXHIBIT II

FORM OF CERTIFICATE OF TRANSFER

GMAC INC.
200 Renaissance Center
P.O. Box 200, Detroit, Michigan
48265-2000
Attn: GMAC General Counsel
Facsimile: (313) 656-6124

Mellon Investor Services LLC
200 West Monroe Street
Suite 1590
Chicago IL, 60606
Attn: Relationship Manager
Fax: 312-325-7610

Re:  Fixed Rate Cumulative Perpetual Preferred Stock

Reference is hereby made to the Exhibit of the Fixed Rate Cumulative Perpetual Preferred Stock, dated as of June 30, 2009 (the “Exhibit”), of GMAC Inc., as issuer (the “Issuer”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Exhibit.

___________________ (the “Transferor”) owns and proposes to transfer _________ shares of Designated Preferred Stock in the manner specified in Annex A hereto (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    Check if Transferee will take delivery of a beneficial interest in the 144A Global Preferred Certificate or a Restricted Definitive Preferred Certificate pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Preferred Certificate is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Preferred Certificate for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Exhibit, the transferred beneficial interest or Definitive Preferred Certificate will be subject to the restrictions on transfer enumerated in the legend printed on the 144A Global Preferred Certificate and/or the Restricted Definitive Preferred Certificate and in the Exhibit and the Securities Act.

2.    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Preferred Certificate or a Restricted Definitive Preferred Certificate pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Exhibit, the transferred beneficial interest or Definitive Preferred Certificate will be subject to the restrictions on Transfer enumerated in the legend printed on the Regulation S Global Preferred Certificate and/or the Restricted Definitive Preferred Certificate and in the Exhibit and the Securities Act.
Exh II-1

3.    Check and complete if Transferee is the Issuer or a subsidiary.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Preferred Certificate and Restricted Definitive Preferred Certificate and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that  such Transfer is being effected to the Issuer or a subsidiary thereof.

4.    Check if Transfer is of an Unrestricted Global Preferred Certificate or of an Unrestricted Definitive Preferred Certificate.  The Transfer if of a beneficial interest in an Unrestricted Global Preferred Certificate or an Unrestricted Definitive Preferred Certificate.

[5.    Check here to Certify that the Transferee is a Qualified Purchaser.  The undersigned hereby certifies that it is a Qualified Purchaser as defined in Section 2a-51 of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.]1

__________________________________
[1]	To be included if Preferred Certificate being transferred bears the legend set forth in Section 13(d)(i)(x) or Section 13(d)(i)(z) of the Exhibit.

Exh II-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:  _____________________________________
Name:
Title:

Dated:  _______________________

Exh II-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a), (b) or (c)]

(a)             a beneficial interest in the:

(i)	 144A Global Preferred Certificate (CUSIP _________), or

(ii)	 Regulation S Global Preferred Certificate (CUSIP _________), or

(iii)	 Unrestricted Global Preferred Certificate (CUSIP _________), or

(b)             a Restricted Definitive Preferred Certificate, or

(c)             an Unrestricted Definitive Preferred Certificate.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)             a beneficial interest in the:

(i)	 144A Global Preferred Certificate (CUSIP _________), or

(ii)	 Regulation S Global Preferred Certificate (CUSIP _________), or

(iii)	 Unrestricted Global Preferred Certificate (CUSIP _________); or

(b)             a Restricted Definitive Preferred Certificate; or

(c)             an Unrestricted Definitive Preferred Certificate,

in accordance with the terms of the Exhibit.
Exh II-4